UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY
STATE
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SCHEDULE 14A
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ORMATION
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Our Values

Our values enable us to make a positive impact on our employees, clients, and shareholders.

Purposeful Agility

We navigate constantly changing market conditions in order to help our clients succeed.

Collective Genius

We create the best solutions by leveraging diverse perspectives, sharing knowledge, and fostering an inclusive environment in which all voices are heard.

Uncompromising Integrity

We adhere to the highest standards of integrity, quality, and transparency in all that we do.

Bold Action

We are confident and willing to push boundaries to pursue innovative and unconventional solutions.

DFIN

DEAR DFIN SHAREHOLDERS,

The Board of Directors would like to thank you for your continued investment in DFIN. 2022 was a rewarding year, despite challenging market conditions as we continued to make significant progress on our strategic transformation, including changing the mix of business, investing in our technology vision, and enhancing our financial flexibility.

Our performance in 2022 serves as a further proof point that DFIN has become a more profitable, focused, and resilient company. We are far ahead of our original transformation plan and are focused on executing toward our long-term goals that will fundamentally transform DFIN into an enterprise software and services company. We believe achieving our software-centric vision will create substantial value for all our stakeholders.

2022 saw continued advancement in our corporate sustainability and governance efforts. We published our inaugural ESG Factsheet that outlined our accomplishments and aspirations in a world that demands more transparent and responsible business decisions.

The Board of Directors diligently serves as thoughtful stewards of the business. To that end, Chandar Pattabhiram, a seasoned SaaS marketing executive, joined us as the newest independent member of our Board. With the enhanced Board composition, we continue to focus on maintaining a diverse, engaged, and deeply knowledgeable governance body.

Our purpose as stewards of DFIN is to oversee the long-term performance of the Company and to maximize long-term shareholder value. Guided by our deep belief in the intrinsic value of the Company, the Board of Directors oversaw the largest stock repurchase program in the history of DFIN. In 2022, the Company repurchased over $152 million of common stock during the year; we remain committed to deploying capital to maximize long-term value for our shareholders.

Going forward, our focus remains on delivering exceptional value to our clients, as well as driving sustainable long-term returns for our shareholders. We believe in our strategy and believe we have the right plan in place to achieve our goals. Thank you for your continued support, and we look forward to sharing our progress with you on a regular basis.

Sincerely,

Rick L. Crandall	Luis Aguilar	Charles Drucker
Chairman of the Board

Juliet Ellis	Gary Greenfield	Jeff Jacobowitz

Daniel Leib	Lois Martin	Chandar Pattabhiram

Notice of Annual Meeting of Stockholders

Wednesday, May 17, 2023 1:30 p.m. Central time	Virtual Meeting: Annual meeting to be held live via the Internet -- please visit www.proxydocs.com/DFIN for more details and to register to attend	Record Date The close of business March 20, 2023

Items of Business

•	To elect the nominees identified in this proxy statement for a one-year term as directors
•	To approve, on an advisory basis, the Company’s executive compensation
•	To approve, on an advisory basis, the Company’s frequency of executive compensation vote
•	To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm
•	To approve the proposed Employee Stock Purchase Plan
•	To approve the proposed amendment of the Company’s Amended and Restated Certificate of Incorporation to permit exculpation of officers
•	To conduct any other business if properly raised

In accordance with Securities and Exchange Commission rules that allow us to furnish our proxy materials over the Internet, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials.

We have adopted a virtual format for our Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/DFIN. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email. You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or, by using the Internet.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, call the toll-free number or log on to the Internet. You may revoke your proxy at any time before it is exercised.

You will find instructions on how to vote on page 18. Most stockholders vote by proxy and do not attend the meeting in person via the Internet. However, as long as you were a stockholder at the close of business on March 20, 2023, you are invited to attend the meeting, or to send a representative.

By Order of the Board of Directors

Jennifer B. Reiners

Secretary

April XX, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 17, 2023.

This proxy statement and our annual report to stockholders are available on the Internet at www.proxydocs.com/DFIN. On this site, you will be able to access our 2023 proxy statement and our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and all amendments or supplements to the foregoing material that are required to be furnished to stockholders.

This proxy statement is issued by Donnelley Financial Solutions, Inc. in connection with the 2023 Annual Meeting of Stockholders scheduled for May 17, 2023. This proxy statement and accompanying proxy card are first being made available to stockholders on or about April XX, 2023.

1	DFIN 2023 Proxy Statement

Proposals

Proposal 1: Election of Directors

Each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death. Our by-laws, or the By-laws, provide that directors are elected to the Board of Directors (the Board) by a majority of the votes cast, except in contested elections, wherein directors are elected to the Board by a plurality of the votes cast. The Board presently consists of nine directors. The following persons are nominated for election as director of the Company to serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death.

The biographies below about the business background of each person nominated by the Board have been furnished to the Company by the nominees for director. The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public corporations, as well as directorships during the past five years, their ages and the year first elected as a director, are set forth in the biographies.

Our Board values having directors who reflect a diverse set of skills, professional and personal backgrounds, perspectives and experiences and we are proud to have directors who are diverse, including with respect to gender, ethnicity and experience. The following table sets out a summary of the director nominees’ primary qualifications, characteristics, skills or experience the director nominees brings to the Board. The lack of a mark for a particular item does not mean that the director nominee does not possess that qualification, characteristic, skill, or experience as we look to each director to be knowledgeable in all areas. The biography for each director nominee notes the specific experience, qualifications, attributes, and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure, and strategic direction. “Industry Knowledge” encompasses both the regulatory and compliance market in which the Company operates and may also include expertise in the perspective of our clients and their regulators.

	Accounting & Corporate Finance	Marketing or Brand Management	International / Global Business	Strategy and Management	Software Technology Expertise	Corporate Governance	Risk Management (including Cybersecurity Expertise)	Industry knowledge

Richard L. Crandall				✓	✓	✓	✓

Daniel N. Leib	✓		✓	✓				✓

Luis A. Aguilar			✓			✓	✓	✓

Charles D. Drucker	✓	✓	✓	✓

Juliet S. Ellis	✓			✓		✓		✓

Gary G. Greenfield	✓			✓	✓	✓

Jeffrey Jacobowitz	✓			✓

Lois M. Martin	✓			✓	✓		✓

Chandar Pattabhiram		✓	✓	✓	✓

DFIN 2023 Proxy Statement	1

PROPOSAL 1: ELECTION OF DIRECTORS

As set forth below, our director nominees also exhibit a balanced mix of tenure, age, independence, and diversity. Two of our nine director nominees are women, two of our nine nominees are ethnically diverse, identifying as Hispanic and American Indian, and eight of our nine nominees are independent, including our Board Chair. All members of our Audit, Compensation and Corporate Responsibility & Governance Committees are independent.

8 of 9	4 of 9	62	5
directors are independent	directors have ethnic or gender diversity	years average age	years average tenure*

* 3 new directors have been added since the Company became public in 2016 and 2 directors did not stand for re-election

The Board recommends the stockholders vote FOR each of our nominees.

2	DFIN 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Luis A. Aguilar  |  Age: 69

Former Commissioner of the U.S. Securities and Exchange Commission (SEC), serving from July 2008 to December 2015. Prior to the SEC, he was a Partner specializing in corporate and securities law matters at McKenna Long & Aldridge, LLP, an international law firm, from 2005 to 2008, and Alston & Bird, LLP, a law firm, from 2003 to 2004. He held various positions including General Counsel, Head of Compliance and Corporate Secretary at Invesco, Inc., a global asset management firm, from 1994 to 2002. He was also Invesco’s Managing Director for Latin America in the 1990’s, and president of one of Invesco’s broker-dealers. He began his career as an attorney at the SEC. He is an expert in corporate governance with a background in compliance and governmental regulation and oversight of public companies. He was named a Board Leadership Fellow by the National Association of Corporate Directors (NACD) and has earned both his NACD Directorship Certification and NACD Cyber Risk Oversight Certificate, demonstrating his firm commitment to effective boardroom performance and cybersecurity literacy. He earned a BS from Georgia Southern University, a JD from the University of Georgia and a Master of Laws (Taxation) from Emory University. He is a Principal at Falcon Cyber Investments, a firm focused on cyber security, a position he has held since September 2016. He chairs the Company’s Corporate Responsibility and Governance Committee.

QUALIFICATIONS

Mr. Aguilar’s experience as Commissioner of the SEC, in private law practice and as General Counsel gives the Board significant expertise in the regulatory environment that drives a significant portion of our business, gives the Board insights into corporate governance best practices and provides insights into the Company’s global investment management and global capital markets businesses.

Director Since 2016 COMMITTEES (CHAIR) Corporate Responsibility & Governance
	Current Directorships • Envestnet, Inc.	Former Directorships • MiMedx Group, Inc.

Richard L. Crandall  |  Age: 79

Chief Executive Officer of Enterprise Software CEO Roundtable, a roundtable for the software industry, a position he has held since he founded Enterprise Software CEO Roundtable in 1994. He is a cybersecurity expert and serves on the Board of the National Cybersecurity Center (Colorado Springs) (the NCC), a position he has held since 2016. The NCC collaborates with the private sector, the military and federal agencies to research cyber threats and to educate the public and private sectors. He founded Comshare, Inc., a decision support software company, in 1966. He served as its Chief Executive Officer for 26 years and Chairman for three years. At Comshare, he successfully guided the company to a 100 percent enterprise software products company and eventual sale in 2003. He has been involved in other leadership roles throughout his career, including having served as Chairman of Giga Information Group, a technology advisory firm. At Novell, he served as Chairman and oversaw the sale of the company to a trio of private equity firms and simultaneously much of its patent library to a consortium led by Microsoft, Apple Computer, Oracle and EMC. He has also been a technology advisor to the U.S. Chamber of Commerce. He serves on the Advisory Board for the Wharton Executive Education Program, Boards That Lead governance initiative. He attended the University of Michigan, where he received a BS in Electrical Engineering, a BS in Mathematics and a Masters in Industrial Engineering. He is a member of the Company’s Corporate Responsibility and Governance Committee.

QUALIFICATIONS

Mr. Crandall has extensive experience as an entrepreneur and as a leader of several companies, including as a former enterprise software CEO that successfully executed a strategic transformation. His background with extensive experience in board chairmanships and as a strategist with continuing expertise in enterprise software, cybersecurity and digital transformation provides the Board with key insights.

Director Since 2016 COMMITTEES Chairman of the Board Corporate Responsibility & Governance
	Current Directorships • None	Former Directorships • Diebold Nixdorf, Inc. • Novell Inc. • RR Donnelley & Sons Company

DFIN 2023 Proxy Statement	3

PROPOSAL 1: ELECTION OF DIRECTORS

Charles D. Drucker  |  Age: 59

Partner at Artius Capital, a growth investment firm, and co-founder of Artius Acquisition Inc. a special purpose acquisition company with a focus on technology enabled businesses that directly or indirectly offer specific technology solutions, broader technology software and services, or financial services to companies of all sizes which merged into Origin Materials, Inc. in June 2021, each since July 2020. Former Executive Chairman and Chief Executive Officer of Worldpay, Inc., a global leader in integrated omni-commerce payments and formerly known as Vantiv, Inc., from January 2019 to February 2020 when Worldpay was acquired by FIS. He was named Executive Chairman and Co-Chief Executive Officer at the time of Vantiv’s acquisition of Worldpay Group, plc (January 2018). Previously, he was Chief Executive Officer and President of Vantiv, which he joined in 2004. He previously served as executive vice president and COO of STAR Debit Services and as Senior Vice President and General Manager of Commercial Services at Wells Fargo. His entire 35-year career has been in the financial services industry. He is a member of the Company’s Compensation Committee.

QUALIFICATIONS

Mr. Drucker brings to our Board his extensive executive leadership experience in the payments and technology industries and deep financial services expertise.

Director Since 2016 COMMITTEES Compensation
	Current Directorships • Origin Materials, Inc.	Former Directorships • MasterCard • Fidelity National Information Services, Inc. (FIS) and Worldpay, Inc. (prior to acquisition by FIS)

Juliet S. Ellis  |  Age: 64

Former chief investment officer of US Growth Equities for Invesco, Inc., where she was responsible for overseeing the allocation and management of over $30 billion in assets across nine fund strategies from 2008 to 2019. Prior to joining Invesco in 2004, she served as a managing director with JPMorgan Fleming Asset Management, where she was responsible for the management of mutual funds, sub-advised portfolios and institutional separate account portfolios. She joined JPMorgan in 1987 as an equity analyst and also served as assistant portfolio manager and director of equity research before being promoted to senior portfolio manager in 1993 and managing director in 2000. She began her career as a financial consultant at Merrill Lynch in 1981. She earned a bachelor’s degree in economics and political science, cum laude, from Indiana University, where she was a member of Phi Beta Kappa. She is a Chartered Financial Analyst® (CFA) charterholder. She is a member of the Company’s Compensation Committee and Corporate Responsibility and Governance Committee.

QUALIFICATIONS

Ms. Ellis has significant expertise and a successful track record in the investment management industry. As a former lead investment manager, she brings successful financial leadership and experienced perspectives on shareholder priorities, capital allocation and shareholder communication, among other strengths, to our Board.

Director Since 2018 COMMITTEES Corporate Responsibility & Governance Compensation
	Current Directorships • Apache Corporation	Former Directorships • None

4	DFIN 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Gary G. Greenfield  |  Age: 68

Executive Advisor at Court Square Capital Partners, a private equity firm, since April 2020 and Partner at Court Square from 2013 to March 2020. He also served as Interim CEO, Sectigo, a leading cybersecurity provider of digital identity solutions, from July 2022 to December 2022 and Special Advisor at JMI Equity, a private equity firm, from 2021 to 2022. From 2007 to 2013, he served as President and CEO of Avid Technology, Inc. where he oversaw a successful turnaround of the firm. He was recruited to Avid Technology to lead the turnaround effort. He served as President and Chief Executive Officer of GXS, Inc. from 2003 to 2007. During this period, he concurrently served as an Operating Partner at Francisco Partners. He received a B.S. in General Engineering and International Security Affairs from the U.S. Naval Academy, a Master of Science Administration from George Washington University, and an M.B.A. from Harvard Business School. He chairs the Company’s Compensation Committee and is a member of the Audit Committee.

QUALIFICATIONS

Mr. Greenfield is a proven leader in high technology industries both as a CEO and through his experience working with private equity firms that specialize primarily in the technology sector. He has a strong operational track record that has resulted in the ability to grow markets and develop products. His skills at developing company vision and strategies in the evolving software development field strengthen our Board in this area.

Director Since 2016 COMMITTEES (CHAIR) Compensation Audit
	Current Directorships • None	Former Directorships • Avid Technology, Inc. • Diebold Nixdorf, Inc. • Epocrates Inc. • GXS, Inc. • Hyperion Solutions Corporation • Mobius Management Systems Inc. • Novell Inc.; Vocus Inc.

Jeffrey Jacobowitz   |  Age: 54

Founder and managing member of Simcoe Capital Management, LLC, an investment management firm formed in February 2003. Previously, he was a research analyst and managing director with Robotti & Company LLC, an investment research firm, from 2002 to 2014. He was a research analyst with Naples, Florida-based Private Capital Management, an investment management firm from 1999 to 2002 and a research analyst with Robotti & Company, LLC from 1996 to 1999. Prior to 1996, he was a senior accountant with Deloitte & Touche LLP, a public accounting firm. He holds a Bachelor of Arts from the University of Maryland Baltimore County. According to an amendment to Schedule 13D filed by Simcoe Capital Management, LLC on December 2, 2019, Simcoe and its affiliates hold 10.2% of the Company’s outstanding shares of common stock. Mr. Jacobowitz is a member of the Company’s Audit Committee.

QUALIFICATIONS

Mr. Jacobowitz’s unique perspective as a stockholder will provide key insights to stockholder viewpoints and his over twenty years of investment, finance and accounting experience will further strengthen the Board’s expertise in these areas.

Director Since 2019 COMMITTEES Audit
	Current Directorships • None	Former Directorships • Exar Corporation • Telular Corporation • Alloy Inc.

DFIN 2023 Proxy Statement	5

PROPOSAL 1: ELECTION OF DIRECTORS

Daniel N. Leib  |  Age: 56

President and Chief Executive Officer, and a member of DFIN’s Board, since the Company became an independent public company in 2016. Prior to the Company’s spin-off from RR Donnelley & Sons Company (RRD), he served as RRD’s Executive Vice President and Chief Financial Officer since May 2011. Prior to that, he held various positions of increasing responsibility including Group Chief Financial Officer, Senior Vice President of Finance, Mergers & Acquisitions, Treasurer, and Vice President of Investor Relations. Prior to RRD, he held positions with Interpublic Group of Companies, Dun & Bradstreet, Sears and Andersen Consulting. He graduated from New York University with an MBA and from University of Illinois, Champaign-Urbana with a Bachelor of Science in Finance.

QUALIFICATIONS

Mr. Leib has significant management experience, including strategy, mergers & acquisitions, treasury, investor relations, operations and international operations. He has many years of executive leadership experience, a strong background in corporate finance and strategy, and possesses integral knowledge of the opportunities and challenges facing the Company.

Director Since 2016 COMMITTEES None
	Current Directorships • William Blair Mutual Funds	Former Directorships • None

Lois M. Martin  |  Age: 60

Chief Financial Officer of Mortenson, a private construction and real estate development company, since 2017. Previously, she served as Executive Vice President and Chief Financial Officer of Ceridian Corporation, a private human resource software development company, from 2012 to 2016. She was Senior Vice President and Chief Financial Officer of Capella Education Company from 2004 to 2011 and Deluxe Corporation from 1993 to 2001, each a publicly traded company. She has overseen the process of separating and spinning off businesses, including the spin-off and IPO of Deluxe’s payment business that was known as eFunds. She is also experienced with the integration of acquisitions into existing businesses. She began her career as an auditor for PriceWaterhouseCoopers. She earned a bachelor’s degree from Augustana University. She chairs the Company’s Audit Committee.

QUALIFICATIONS

Ms. Martin is a financial expert whose 30-year career has been spent in the financial operations side of businesses both public and private, with a unique background in corporate restructurings and insight into the challenges and successes of capital restructurings, including spin-offs. She also brings significant M&A experience to the Board.

Director Since 2016 COMMITTEES (CHAIR) Audit
	Current Directorships • None	Former Directorships • ADC Telecommunications Inc. • MTS Systems Corporation • Raven Industries

6	DFIN 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Chandar Pattabhiram  |  Age: 53

Chief Marketing Officer for Coupa Software, Inc., a leading Business Spend Management software provider, since 2017. Previously, he served as Chief Marketing Officer at Marketo, Inc., a marketing automation software provider for account-based marketing and other marketing services and products, from 2016 to 2017, and he served in various marketing positions from 2014 to 2016. Prior to that, he served in senior marketing leadership roles at Badgeville Inc., a privately held software-as-a-service (SaaS) company from 2012-2014, Cast Iron Systems, Inc., a privately held a SaaS integration appliance vendor, from 2002-2012 (Cast Iron was acquired by IBM in 2010) and Jamcracker, Inc., a privately held cloud services management and cloud governance solutions company, from 2000-2002. He began his career at Compucom Systems, from 1993-1996, and joined Andersen Consulting (now Accenture) where he worked on a myriad of management consulting projects across IT strategy and business process reengineering, from 1996-2000. He received his undergraduate degree in mechanical engineering from PSG College of Technology in India and his master’s degree in management information systems from University of Texas. He is on the Board of Directors of privately held BlueShift Technologies, Inc., an AI platform for consumer engagement, and is a strategic advisor to the CEO of Freshworks. He is a member of the Company’s compensation committee.

QUALIFICATIONS

Mr. Pattabhiram’s deep experience with marketing provides insights into the Company’s go-to-market strategies. His more than 20 years of business-to-business enterprise marketing leadership in high growth SaaS product offerings brings a unique insight to the Board.

Director Since 2022 COMMITTEES Compensation
	Current Directorships • None	Former Directorships • None

In the event that an incumbent director is not reelected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so. If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting. In 2022, the Board met five times. Each director of the Company during 2022 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

DFIN 2023 Proxy Statement	7

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal 2: Advisory Vote to Approve Executive Compensation

The Board recommends the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this proxy statement.

As required by Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers (NEOs), by voting for or against it. The advisory vote on executive compensation described in this proposal is commonly referred to as a Say-on-Pay vote. While this vote is advisory, and thus not binding on us, the Board values the opinions of our stockholders and the Compensation Committee will review the results of the vote and expects to take them into consideration when making future decisions regarding NEO compensation. Under current Board policy, the stockholder vote for advisory approval of NEO compensation will occur annually and we anticipate that the next such vote will occur at our 2024 Annual Meeting.

Our Compensation Discussion and Analysis, or the CD&A, section of this proxy statement describes our executive compensation program and the decisions and rationale of our Compensation Committee. Our goal is to retain and attract experienced and talented executive officers, and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that create stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal that actual realized pay varies against targeted compensation opportunity, based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the policies and practices described in this proxy statement. We are asking our stockholders to support our named executive officer compensation by voting FOR the following resolution at the 2023 Annual Meeting:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2023 Annual Meeting and entitled to vote on the advisory resolution on executive compensation is required to approve the proposal.

8	DFIN 2023 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 3: Advisory Vote on the Frequency of Advisory Vote on Executive Compensation

The Board recommends that the stockholders vote for EVERY YEAR as the frequency with which the Say-on-Pay vote should be held.

Pursuant to Section 14A of the Exchange Act, the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on their preferences as to whether the Company should hold future Say-on-Pay votes every one, two or three years. Stockholders also may, if they wish, abstain from voting on this proposal.

The Company has held annual Say-on-Pay votes starting with the 2017 annual meeting. The Board continues to believe that an advisory vote on our executive compensation every year is most appropriate and recommends stockholders approve an annual advisory vote on NEO compensation. Holding an annual advisory vote on executive compensation allows stockholders to provide timely input on our compensation philosophy, policies and practices and provides a direct and simple means to express investor sentiment regarding our executive compensation program.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: one year, two years, three years or stockholders may abstain from voting on this proposal.

The vote on this proposal is an advisory vote, and the result will not be binding. The Board and the Compensation Committee will consider the voting results when making a decision on the frequency of future Say-on-Pay votes. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders’ recommendation as to the frequency of future Say-on-Pay votes. The advisory vote is not binding on the Company or the Board, and the Board may decide that it is in the best interests of our stockholders and the Company to hold Say-on-Pay votes more or less frequently than the option approved by our stockholders. A frequency vote similar to this one will occur at least once every six years.

DFIN 2023 Proxy Statement	9

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 4: Ratification of Independent Registered Public Accounting Firm

The Board and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023

Proposal 4 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2023. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the 2023 Annual Meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2023 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2023 is required to approve the proposal.

10	DFIN 2023 Proxy Statement

PROPOSAL 5: APPROVAL OF NEW EMPLOYEE STOCK PURCHASE PLAN AND ACCOMPANYING SHARE RESERVE

Proposal 5: Approval of New Employee Stock Purchase Plan and Accompanying Share Reserve

The Board recommends the stockholders vote FOR the approval of (i) the Donnelley Financial Solutions, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) and (ii) the reservation of 600,000 shares of the Company’s common stock for issuance under the 2023 ESPP.

On February 16, 2023, the Board unanimously adopted, subject to stockholder approval, the Donnelley Financial Solutions, Inc. 2023 Employee Stock Purchase Plan (the 2023 ESPP). The 2023 ESPP provides an opportunity for eligible employees to purchase shares of our common stock through payroll deductions at a discount and acquire and maintain an equity interest in us, thereby strengthening their commitment to our success and aligning their interests with those of our stockholders.

Stockholders are being asked to consider and approve the 2023 ESPP, which will reserve an aggregate amount of 600,000 shares of the Company’s common stock for issuance pursuant to grants made under the 2023 ESPP.

As of March 20, 2023 (the Record Date), a total of 29,394,995 shares of our common stock were outstanding. The 2023 ESPP share reserve will represent approximately 2.0% of the total number of shares of our common stock outstanding as of the Record Date.

Description of the Material Features of the 2023 ESPP

The following is a summary of the material features of the 2023 ESPP. This summary is qualified in its entirety by reference to the complete text of the 2023 ESPP, which is contained in Appendix A to this proxy statement.

Purpose of the 2023 ESPP

The purpose of the 2023 ESPP is to provide employees of the Company and its participating subsidiaries with the opportunity to purchase the Company’s common stock at a discount through accumulated payroll deductions during successive offering periods. We believe that the 2023 ESPP enhances such employees’ sense of participation in our performance, aligns their interests with those of our stockholders, and is a necessary and powerful incentive and retention tool that benefits our stockholders. Accordingly, our Board believes that approval of the 2023 ESPP is in the best interests of the Company, and our Board recommends that stockholders vote for approval of the 2023 ESPP.

We operate in a highly competitive and challenging marketplace in which our success depends to a great extent on our ability to attract and retain high-caliber employees. If approved, the 2023 ESPP is expected to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. We believe that offering the 2023 ESPP is important to our ability to maintain competitiveness. By providing eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, we expect to enhance such employees’ incentive for continued employment.

The 2023 ESPP includes two components. One component is designed to allow our eligible employees to purchase common stock in a manner that is designed to qualify for favorable tax treatment under Section 423 of U.S. Internal Revenue Code (the Code). In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment. While we have no current plans to issue grants under this second component, it exists primarily to facilitate grants to non-U.S. employees, as described below.

DFIN 2023 Proxy Statement	11

PROPOSAL 5: APPROVAL OF NEW EMPLOYEE STOCK PURCHASE PLAN AND ACCOMPANYING SHARE RESERVE

Effective Date

If approved by stockholders, the 2023 ESPP will become effective on May 18, 2023. However, no offering periods will commence under the 2023 ESPP until such time and subject to such terms and conditions as may be determined by the Compensation Committee. The term of the 2023 ESPP will continue until terminated by the Compensation Committee or until the date on which all shares available for issuance under the 2023 ESPP have been issued.

Eligibility and Administration

The Compensation Committee will administer and will have authority to interpret the terms of the 2023 ESPP and determine eligibility of participants. The Compensation Committee may designate certain of the Company’s subsidiaries as participating “designated companies” in the 2023 ESPP and may change these designations from time to time.

Employees of the Company and its participating designated companies are eligible to participate in the 2023 ESPP if they meet the eligibility requirements under the 2023 ESPP established from time to time by the Compensation Committee. However, an employee may not be granted rights to purchase shares under the 2023 ESPP if such employee, immediately after the grant, would own (directly or through attribution) shares possessing 5% or more of the total combined voting power or value of all classes of common stock or other classes of stock. Consistent with Section 423 of the Code, the Compensation Committee may provide that other groups of employees, including without limitation those who do not meet designated service requirements or those whose participation would be in violation of applicable foreign laws, will not be eligible to participate in the ESPP.

Eligible employees become participants in the 2023 ESPP by enrolling and authorizing payroll deductions by the deadline established by the Compensation Committee prior to the first day of the applicable offering period. Non-employee directors and consultants are not eligible to participate in the 2023 ESPP. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

As of the date of this proxy statement, the Company had approximately 1,700 employees who would have been eligible to participate in the 2023 ESPP had the 2023 ESPP been in operation on such date and the subsidiaries for whom such employees work had been designated as participating designated companies under the 2023 ESPP.

Shares Available for Purchase under the 2023 ESPP

A total of 600,000 shares of the Company’s common stock will be reserved for issuance pursuant to grants made under the 2023 ESPP. The number of shares subject to the 2023 ESPP may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Changes in Capitalization and Effect of Certain Corporate Transactions.” We cannot precisely predict the share usage under the 2023 ESPP as it will depend on a range of factors including the level of employee participation, the contribution rates of participants, the trading price of the Company’s common stock and the Company’s future hiring activity. Any shares distributed pursuant to a purchase right may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market. If a purchase right expires or is terminated, surrendered or canceled without being exercised, in whole or in part, the number of shares subject to the purchase right will again be available for issuance and will not reduce the aggregate number of shares available under the 2023 ESPP.

Participating in an Offering

This section summarizes key features of offerings under the 2023 ESPP that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code.

•

Offering Periods and Purchase Periods. Shares of the Company’s common stock will be offered under the 2023 ESPP during offering periods. The length of the offering periods under the 2023 ESPP will be determined by the Compensation Committee and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The Compensation Committee may select one or more

12	DFIN 2023 Proxy Statement

PROPOSAL 5: APPROVAL OF NEW EMPLOYEE STOCK PURCHASE PLAN AND ACCOMPANYING SHARE RESERVE

purchase dates for each offering period. Offering periods under the 2023 ESPP will commence when determined by the Compensation Committee. The Compensation Committee may, in its discretion, modify the terms of future offering periods.

•

Enrollment and Contributions. The 2023 ESPP permits participants to purchase common stock through payroll deductions of up to a specified dollar amount or a specified percentage of their eligible compensation specified by the Compensation Committee. A participant may discontinue plan participation as provided in the 2023 ESPP, and a participant may reduce the amount of his or her contributions for an offering period. In addition, no employee may purchase more than $25,000 worth of our Common Stock (determined based on the fair market value of the shares at the time such rights are granted) in each calendar year during which such rights are outstanding.

•

Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted a purchase right to purchase shares of the Company’s common stock. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically on the purchase date at the applicable purchase price. Specifically, the Compensation Committee may establish a maximum number of shares that may be purchased by a participant, or by all participants in the aggregate, during any offering period or any single purchase date within an offering period.

•

Purchase Price. The purchase price of the shares, in the absence of a contrary designation by the Compensation Committee, will not be less than 85% of the fair market value of the Company’s common stock on the first trading day of the offering period or on the purchase date, whichever is lower.

•

Withdrawal and Termination of Employment. Participants may voluntarily end their participation in the 2023 ESPP before the end of an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation in the 2023 ESPP ends automatically upon a participant’s termination of employment.

Changes in Capitalization and Effect of Certain Corporate Transactions

In the event of certain changes in our capitalization, the Compensation Committee will appropriately and equitably adjust (i) the number of shares reserved under the 2023 ESPP, (ii) the number of shares and purchase price of all outstanding purchase rights and (iii) the number of shares that are subject to purchase limits under ongoing offerings. In addition, in the event of any of the foregoing transactions, any other unusual or nonrecurring transaction (including a corporate transaction) or any changes in applicable law, NYSE rules or accounting principles, the Committee may provide for (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights. However, the Committee may not make any adjustment or take any other action in connection with a transaction that would cause the 2023 ESPP to fail to satisfy the requirements of Section 423 of the Code.

If, in connection with a corporate transaction, the successor corporation refuses to assume or substitute outstanding purchase rights, any offering periods then in progress shall be shortened with a new purchase date prior to the proposed sale or merger. For purposes of the 2023 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

DFIN 2023 Proxy Statement	13

PROPOSAL 5: APPROVAL OF NEW EMPLOYEE STOCK PURCHASE PLAN AND ACCOMPANYING SHARE RESERVE

Non-U.S. Participants

The Compensation Committee may provide special terms, establish supplements to, or amendments, restatements or alternative versions of the 2023 ESPP, subject to the share limits described above, in order to facilitate grants of purchase rights subject to the laws and/or stock exchange rules of countries outside of the U.S.

Transferability

A participant may not transfer rights granted under the 2023 ESPP other than by will or the laws of descent and distribution, and such rights are generally exercisable only by the participant.

Plan Amendment and Termination

The Compensation Committee may amend or terminate the 2023 ESPP at any time. Generally, however, no amendment or termination may materially impair any outstanding purchase rights without the holders’ consent. The Compensation Committee must obtain stockholder approval of any amendment to the 2023 ESPP to the extent necessary to comply with applicable law or NYSE rules.

Material U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of the 2023 ESPP under current income tax law are summarized in the following discussion. This discussion addresses the general tax principles applicable to the 2023 ESPP, and is intended for general information only. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Under the 2023 ESPP, the Compensation Committee may grant purchase rights that are intended to qualify under the provisions of Section 423 of the Code. Under such offerings, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the 2023 ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted a purchase right. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon a subsequent sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time that the participant holds the shares prior to disposing of them. If the shares are sold or disposed of more than two years after the date of grant and more than one year after the date of purchase, or if the participant dies while holding the shares, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) the excess of the fair market value of the shares at the time the purchase right was granted over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. The Company will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and the Company will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and the Company will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

14	DFIN 2023 Proxy Statement

PROPOSAL 5: APPROVAL OF NEW EMPLOYEE STOCK PURCHASE PLAN AND ACCOMPANYING SHARE RESERVE

THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF PURCHASE RIGHTS UNDER THE 2023 EMPLOYEE STOCK PURCHASE PLAN. AMONG OTHER ITEMS, THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

New Plan Benefits

Benefits under the 2023 ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2023 ESPP.

The closing price of the Company’s common stock as of the Record Date was $37.35

Registration with the SEC

If the 2023 ESPP and the accompanying share reserve are approved by stockholders, we expect to file a Registration Statement on Form S-8 with the SEC to register the shares of common stock that will be issuable under the 2023 ESPP.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the approval of the 2023 ESPP and the accompanying shares reserve.

DFIN 2023 Proxy Statement	15

PROPOSAL 6: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS, CONSISTENT WITH DELAWARE LAW

PROPOSAL 6: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS, CONSISTENT WITH DELAWARE LAW

The Board recommends the stockholders vote FOR the approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to allow for exculpation of officers, consistent with Delaware law.

Background

The State of Delaware, which is the Company’s state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) to enable Delaware companies to exculpate (i.e., limit or eliminate the monetary liability of) certain senior officers in limited circumstances. Section 102(b)(7) of the DGCL previously permitted Delaware corporations to exculpate only directors, but not officers. Currently, the Company’s Amended and Restated Certificate of Incorporation aligns with the previous Section 102(b)(7) in providing for the exculpation of directors but not officers. Therefore, in order to align with the new Section 102(b)(7) amendments, we must amend Article Seven of our Amended and Restated Certificate of Incorporation in order to specifically provide for officer exculpation (the “Exculpation Amendment”).

Consistent with Section 102(b)(7), the Exculpation Amendment would only permit, specifically with respect to officers, exculpation for direct claims brought by stockholders, but would not exculpate officers for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, as is with the case for directors under our current Amended and Restated Certificate of Incorporation, the exculpation for officers would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

To keep our exculpation provision aligned with the amended Section 102(b)(7), we are proposing to update our Amended and Restated Certificate of Incorporation. If the Exculpation Amendment is approved by our stockholders, directors and certain senior officers will be exculpated solely to the extent permitted by Section 102(b)(7) of the DGCL.

Proposed Exculpation Amendment

The Board is asking our stockholders to approve the Exculpation Amendment. The general description of the Exculpation Amendment is a summary only and is qualified in its entirety by, and subject to, the full text of the proposed amendment, which is attached hereto as Appendix B, with additions marked with bold, underlined text and deletions indicated by strike-out text.

If the Exculpation Amendment is adopted, the text of Article SEVENTH of the Amended and Restated Certificate of Incorporation will be amended to read in its entirety as follows:

“SEVENTH. To the fullest extent permitted by the Delaware General Corporation Law, a director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. No

16	DFIN 2023 Proxy Statement

PROPOSAL 6: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS, CONSISTENT WITH DELAWARE LAW

amendment, modification or repeal of this Article SEVENTH, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall adversely affect any right or protection of a director that exists at the time of such amendment, modification, repeal or adoption.”

The Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.

Reasons for the Exculpation Amendment

The Board believes that there is a need for directors and officers to have appropriate protections from personal liability, both to (1) allow the Company to continue to attract and retain the most qualified officers and (2) prevent costly and protracted litigation that distracts our directors and senior officers from important operational and strategic matters.

We believe that an exculpation provision that is updated to align with the amended Section 102(b)(7) strikes the appropriate balance between stockholders’ interest in accountability from our senior officers and their interest in the Company being able to attract and retain quality officers. In the absence of appropriate protection from personal liability, qualified officers might be deterred from serving due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, given the current litigious environment and the high-profile work performed by the Company, officer candidates often weigh the benefits of serving as an officer with potential exposure to liability.

Furthermore, exculpation has been available to directors of Delaware companies for a long time, and, now that Delaware law permits officer exculpation, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their certificate of incorporation. Failing to adopt the amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

In addition, frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment, and regardless of merit. Adopting the Exculpation Amendment could empower both our directors and officers to exercise their business judgment in furtherance of the interests of the stockholders. On the other hand, even under the Exculpation Amendment, our directors and officers would not be protected from liability for breaches of the duty of loyalty, acts or omissions not in good faith or those that involve intentional misconduct or a knowing violation of law, or any transactions in which a director or officer derived an improper personal benefit.

In light of the limitations on the type of claims for which officers would be exculpated, and the benefits that the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, our Board has unanimously approved the Exculpation Amendment.

Effect of the Proposed Amendment

Other than the replacement of the existing Article SEVENTH by the proposed Article SEVENTH, the remainder of the Amended and Restated Certificate of Incorporation will remain unchanged. If the amendment is approved by the stockholders, the amendment will become effective upon filing of the Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates filing promptly following the annual meeting.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares issued and outstanding will be required to approve the Amendment to the Amended and Restated Certificate of Incorporation of the Company.

DFIN 2023 Proxy Statement	17

Questions and Answers About How to Vote Your Proxy

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q: How do I access the Proxy Materials, including the 2022 Annual Report and this Proxy Statement?

A: We are pleased to take advantage of SEC rules that allow us to furnish our proxy materials, including our 2022 Annual Report and this Proxy Statement (the Proxy Materials), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2022 Annual Report are available at www.proxydocs.com/DFIN.

Q. Who can vote?

A. You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business on the record date of March 20, 2023.

Q. What is the difference between holding shares as a “shareholder of record” and a “street name” holder?

A. If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “shareholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q. How do I vote if shares are registered in my name (as a shareholder of record)?

A. By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided.

By Telephone or Internet: Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.

By Attending the 2023 Annual Meeting on the Internet: Withdraw your earlier proxy and vote at the Annual Meeting via the Internet.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

18	DFIN 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q. How do I vote if my shares are held in “street name?”

A. You should give instructions to your broker on how to vote your shares.

If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

All proposals other than the ratification of appointment of the independent registered public accounting firm (Proposal 3) are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

Q: How do I participate in the Annual Meeting?

A: This year’s Annual Meeting will be accessible through the Internet. We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world and increases our ability to engage with all stockholders, regardless of size, resources or physical location. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 20, 2023, the record date, or hold a valid proxy for the meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ DFIN. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and to vote and submit questions during the meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:30pm Central time.

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

Q. Can I revoke my proxy or change my vote after I have voted?

A. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	By delivering a written notice of revocation to the Secretary of the Company;

•	By executing and delivering another proxy that bears a later date;

•	By voting by telephone at a later time;

•	By voting over the Internet at a later time; or

•	By voting in person at the meeting on the Internet.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q. How are votes counted?

A. In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2023 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is

DFIN 2023 Proxy Statement	19

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q. What are my options when voting for directors (Proposal 1)?

A. When voting to elect directors, you have three options:

•	Vote FOR a nominee;

•	Vote AGAINST a nominee; or

•	ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by a vote of the majority of votes cast. A majority of votes cast means that the number of shares voted “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee.

Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q. What are my options when voting on the advisory proposal to determine the frequency of the Say-on-Pay advisory vote (Proposal 3)?

A. When voting on Proposal 3, you have four options:

•	Vote for ONE YEAR;

•	Vote for TWO YEARS;

•	Vote for THREE YEARS; or

•	ABSTAIN from voting on the proposal.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders’ recommendation as to the frequency of future Say-on-Pay votes. Abstentions and broker non-votes will have no impact on the outcome of this proposal.

Q. What are my options when voting on any other proposals (Proposals 2 and 4-6)?

A. When voting on Proposals 2 and 4-6, you have three options:

•	Vote FOR a given proposal;

•	Vote AGAINST a given proposal; or

•	ABSTAIN from voting on a given proposal.

Each of Proposals 2, 4 and 5 requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal and Proposal 6 requires the affirmative vote of a majority of the shares issued and outstanding and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on any of Proposals 2 and 4-6, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

20	DFIN 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on Proposals 2, 4 and 5. Broker non-votes will be counted as present and entitled to vote on Proposal 6 and will have the effect of a vote against the proposal.

Q. How will my shares be voted if I sign and return my proxy card with no votes marked?

A. If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all nominees for director identified in this proxy statement (Proposal 1);

•	FOR the proposal on advisory vote on executive compensation (Proposal 2);

•	For ONE YEAR as the frequency with which the advisory vote on executive compensation should be held (Proposal 3);

•	FOR ratification of the Company’s independent registered public accounting firm (Proposal 4);

•	FOR approval of the Employee Stock Purchase Plan (Proposal 5); and

•	FOR approval of the Exculpation Amendment to the Amended and Restated Certificate of Incorporation (Proposal 6).

Q. How are proxies solicited and what is the cost?

A. The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies.

The Company has hired Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to help solicit proxies, and has agreed to pay it $15,000 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

Q. How many shares of stock were outstanding on the record date?

A. As of close of business on the record date of March 20, 2023, there were 29,394,995 shares of common stock outstanding. Each outstanding share is entitled to one vote on each proposal.

DFIN 2023 Proxy Statement	21

Company Information

The Board’s Committees and their Functions

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s web site at the following address: http://investor.dfinsolutions.com/corporate-governance/governance-documents. A print copy of each charter is available upon request.

	BOARD	AUDIT	CRG	COMPENSATION

Luis Aguilar	X		Chair

Rick Crandall	Chair		X

Charles Drucker	X			X

Juliet Ellis	X		X	X

Gary Greenfield	X	X		Chair

Jeff Jacobowitz	X	X

Dan Leib	X

Lois Martin	X	Chair

Chandar Pattabhiram	X			X

Audit Committee—assists the Board in its oversight of (1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits; (2) the qualifications and independence of the Company’s independent registered public accounting firm; (3) the performance of the Company’s internal auditing department and the independent registered public accounting firm; and (4) the Company’s risk assessment and risk management policies and practices.

The committee selects, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

The Audit Committee is chaired by Ms. Martin and consists of Ms. Martin, Mr. Greenfield and Mr. Jacobowitz. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each of the members of the Audit Committee is an “audit committee financial expert” within the meaning of the rules of the SEC. The committee met four times in 2022.

Corporate Responsibility & Governance Committee—(1) makes recommendations to the Board regarding nominees for election to the Board, taking into account the overall diversity of the Board, and recommends policies and practices relating to the governance of the Company and the Board; (2) reviews and makes recommendations to the Board with respect to the Company’s corporate governance framework; (3) conducts the annual review of the performance of the Board, its committees and its members; and (4) reviews and evaluates the Company’s policies, practices and initiatives with respect to key environmental, social and corporate governance (ESG) issues such as climate and workforce diversity and inclusion, and monitoring its progress towards its corporate responsibility goals and objectives. Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and to retain third-party consultants and has the sole authority to approve the terms and conditions under which it engages director search firms.

The Corporate Responsibility & Governance Committee is chaired by Mr. Aguilar and consists of Mr. Aguilar, Mr. Crandall and Ms. Ellis. The Board has determined that each member is “independent” within the meaning of the rules of the NYSE. The committee met ten times in 2022.

Compensation Committee—(1) establishes the Company’s overall compensation strategy; (2) establishes the compensation of the Company’s directors, chief executive officer, other senior officers and key management employees;

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(3) adopts amendments to, and approves terminations of, the Company’s employee benefit plans; (4) reviews the Company’s succession planning practices for the Chief Executive Officer and for other key senior management positions; (5) reviews and evaluates the Company’s human capital management; and (6) reviews and approves compensation-related disclosures for inclusion in the Company’s annual proxy statement in accordance with the rules and regulations of the SEC.

Pursuant to its charter, the Compensation Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the Chief Executive Officer and other executive officers of the Company and will have the sole authority to approve any such firm’s fees and other retention terms. Pursuant to its charter, prior to selecting or receiving any advice from any committee adviser (other than in-house legal counsel) and on an annual basis thereafter, the Compensation Committee must assess the independence of such committee advisers in compliance with any applicable NYSE listing rules and the federal securities laws. The Compensation Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the committee regarding executive officer compensation.

The Compensation Committee engaged Meridian Compensation Partners, or Meridian, as its independent compensation consultant to provide objective analysis, advice and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2022.

For 2022, Meridian’s fees for executive compensation consulting services provided to the Compensation Committee were approximately $137,000. Meridian had no fees for non-executive compensation consulting services in 2022.

Meridian reports directly to the Compensation Committee and not to management on executive officer and director compensation matters. The Compensation Committee reviews management’s preliminary recommendations and makes final compensation decisions. The Compensation Committee, with the assistance of its consultants, reviews and evaluates the Company’s executive and employee compensation practices and determines, based on this review, whether any risks associated with such practices are likely to have a material adverse effect on the Company. Meridian advised the Compensation Committee on the 2022 compensation levels of the Company’s executive officers and provided advice related to proposed compensation. The Committee, with the assistance of its consultants, has reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company.

See Compensation Discussion and Analysis section of this proxy statement for further information regarding the Compensation Committee’s risk assessment and other executive compensation decisions.

The Compensation Committee is chaired by Mr. Greenfield and consists of Mr. Greenfield, Mr. Drucker, Ms. Ellis and Mr. Pattabhiram. The Board has determined that each member is “independent” within the meaning of the rules of the NYSE. The committee met five times in 2022.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. No member of our Compensation Committee is an executive officer of another entity at which one of our executive officers serves on the board of directors or is a member of a compensation committee (or other committee serving an equivalent function).

Policy on Attendance at Stockholder Meetings

Directors are expected to attend regularly scheduled meetings of stockholders, except when circumstances prevent such attendance, and directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. All of the members of the Board attended the Company’s 2022 Annual Meeting of Stockholders.

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COMPANY INFORMATION

Corporate Governance

Governance Highlights

The Company has adopted a number of governance best practices, including:

•	No stockholders rights plan (poison pill);

•	Annual election of directors;

•	Majority voting for the election of directors;

•	No super majority voting;

•	25% or greater stockholders may call a special meeting;

•	Independent compensation consultant;

•	Clawback policy;

•	Political Activities Disclosure Policy;

•	Split leadership—Non-executive Chairman and separate Chief Executive Officer;

•	All independent directors except for the Chief Executive Officer;

•	Fully independent Audit, Compensation and Corporate Responsibility & Governance Committees;

•	Four of nine directors diverse in gender and/or ethnicity;

•	Annual Board and committee self-evaluations;

•	Formal delegation of ESG oversight responsibility to Corporate Responsibility & Governance Committee;

•	Board compensation heavily weighted toward equity; and

•	Stock ownership guidelines for senior officers and directors.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: http://investor.dfinsolutions.com/corporate-governance/governance-documents and a print copy is available upon request.

Code of Ethics

The Company has adopted and maintains a set of Principles of Ethical Business Conduct. The policies referred to therein apply to all directors, officers and employees of the Company. In addition, in accordance with the NYSE listing requirements and SEC rules, the Company has adopted and will maintain a Code of Ethics that applies to its Chief Executive Officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the

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COMPANY INFORMATION

Company will post such information on its web site. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: http://investor.dfinsolutions.com/corporate-governance/ governance-documents and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provides that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All non-employee directors of our Board are independent in accordance with NYSE requirements. As the Company’s CEO, Mr. Leib is not independent.

Executive Sessions

The Company’s independent directors are expected to meet regularly in executive sessions without management. Executive sessions are led by the chairman of the Board. An executive session is expected to be held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also is expected to meet in executive session without management in conjunction with each regularly scheduled committee meeting and such sessions will be led by the chair of such committee.

Board Leadership

The Board has determined that having an independent director serve as chairman of the Board is in the best interest of the stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. No single leadership model is right for all companies at all times, however, the Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate. The Board’s Principles of Corporate Governance provide that the Corporate Responsibility & Governance Committee shall periodically review chairman of the Board or any committee and recommend any changes to the Board for purposes of succession planning.

Board and Committee Evaluations

The Board undertakes an annual evaluation process to identify ways to enhance the Board’s and committees’ effectiveness. This process is coordinated by the Chair of the Corporate Responsibility & Governance Committee and includes interviews of each director and management conducted by a third-party governance expert. Results of the individual evaluation discussions are then reviewed by the third-party governance expert with the Board, including the Chief Executive Officer, after which it is determined by the Chairman of the Board and the Chair of the Corporate Responsibility & Governance Committee whether discussions with any individual director concerning performance are necessary. Each committee is also encouraged to discuss the results with respect to their committee.

Director Orientation and Continuing Education

Our orientation program is designed to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing Company and industry knowledge to optimize their service on the Board through meetings with members of executive management and review of a variety of Board and Company related materials. We also believe that regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities and we encourage our directors to take advantage of Company provided financial and administrative support to attend qualifying academic or other independent programs.

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review.

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COMPANY INFORMATION

In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the key risks associated with the Company’s strategic plan annually and periodically throughout the year as part of its consideration of the strategic direction of the Company. The Board also reviews the output of the Company’s risk management process each year, including cybersecurity risk management processes, overseen by the Audit Committee.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. As part of its duties, the Audit Committee will review with management (1) Company policies with respect to risk assessment and management of risks that may be material to the Company; (2) the Company’s system of disclosure controls and system of internal controls over financial reporting; (3) the Company’s compliance with legal and regulatory requirements; and (4) the Company’s cybersecurity risk management processes.

The Board is actively engaged in the oversight of the Company’s cybersecurity and information security programs. The Board receives reports on the Company’s cybersecurity program and developments in information security at each meeting from the Chief Information Security Officer and, at least once each year, the Board discusses cybersecurity and information security risks with the Chief Information Officer and Chief Information Security Officer, including meeting with the Chief Information Security Officer in executive session at least once each year. Additionally, the Board receives real-time reports from management on key developments across our industry, as well as specific information about vendors and other significant incidents. The Company’s global information security team, in collaboration with independent third parties, assesses both risks and changes in the cyber environment and adjusts the Company’s cybersecurity program as needed. They apply rigorous security controls such as endpoint threat detection and response, data encryption, and perimeter security to ensure proper information security safeguards are maintained and extend this rigor to the Company’s suppliers as well via our Supplier Compliance Audits.

Each of the other Board committees also oversees the management of Company risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board.

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee, along with the Corporate Responsibility & Governance Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks.

The Corporate Responsibility & Governance Committee also oversees risks related to the Company’s governance structure, policies and processes, including by overseeing the Board self-assessment process, related person transactions and certain compliance issues, including periodic review of the Company’s Principles of Ethical Business Conduct and Board and committee structure to ensure appropriate oversight of risk. In addition, the Corporate Responsibility & Governance Committee oversees risks related to the Company’s ESG related programs, including climate and workforce diversity and inclusion.

The Compensation Committee considers risks related to the attraction and retention of key management and employees and risks relating to the design of compensation programs and arrangements, as well as developmental and succession planning for possible successors to the position of chief executive officer and planning for other key senior management positions.

Global Sustainability

The Company’s foundation is built on delivering trusted solutions to our clients through responsible and sustainable business practices and the Board oversees and supports the Company in this endeavor. We have adopted the Sustainability Accounting Standards Board (SASB) framework to disclose the ESG practices that are integral to our business and believe a dedication to sustainability is critical for economies and for all global citizens. The Company prioritizes the development and wellbeing of our employees, the communities where we live and work, and protection of the environment, while holding ourselves to the highest government and industry standards. Our Global

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COMPANY INFORMATION

Sustainability Policy is available through the Sustainability link on the Investors page of the Company’s web site at the following address: http://investor.dfinsolutions.com.

The Company is committed to responsible environmental practices that include the conservation of natural resources, pollution prevention, and waste reduction. As climate change concerns become more prevalent, we recognize the need to act by reducing the electricity-based carbon footprint from our manufacturing operations. Each year since 2018, we have purchased wind renewable energy credits (RECs) to match 100% of the electricity used by our manufacturing facilities to reduce our carbon footprint. Each year we also participate in the Carbon Disclosure Project (CDP) which helps us measure, manage and disclose our greenhouse gas emissions. As a tech-enabled financial services company, we follow the global Sustainability Electronics Reuse & Recycling (R2) Standard for the responsible management and processing of used electronics. For printed products, we offer our clients the ability to select recycled paper and paper sourced from well-managed forests that provide ESG benefits. Our commitment is further demonstrated by participating in the certified chain of custody (COC) programs for the Forestry Stewardship Council® (FSC), Sustainable Forestry Initiative® (SFI) and the Program for the Endorsement of Forestry Certification™ (PEFC). Compliance with these rigorous international standards assures our clients that their print orders originate from trees that are harvested from forest products grown in ecologically and ethically sound ways that benefit local communities and biodiversity. We also use eco-friendly inks that are easier to remove during recycling. These important actions complement the purchase of wind RECs for our manufacturing operations.

In 2021, DFIN adopted a fully flex work environment which allows the majority of our employees to work remotely and no longer commute on a daily basis. By the end of 2022, the Company had 28 locations in Asia, Canada, Europe, and the United States compared to 43 at the end of 2021. Our workspaces are used primarily for team and client meetings. The reduction in workspace (0.2 million square feet) since 2021 and the adoption of telework have resulted in the Company having a smaller physical footprint, consuming less building energy, and contributing fewer emissions from commuter travel.

Human Capital Management

The Board and the Corporate Responsibility & Governance and Compensation Committees oversee the Company’s human capital management strategies, including our inclusion and diversity efforts, and routinely engage with senior leadership on talent and culture. The Company’s human capital management objective is to attract, retain and develop talent to deliver on our corporate strategy and we strive to get the best talent available, develop their skills and abilities to help them grow their careers, and keep them engaged and motivated with rewards based on their contributions and performance.

In 2022, the Company continued its strategy to provide greater market-driven and predictable pay and benefit programs through the “My Total Wellbeing” program, which was launched in 2021. The components of the program are below:

My Time—The Company announced its move to an unlimited paid time-off philosophy in which U.S. salaried employees can take as much time as needed for vacation or personal issues not covered by other sick or disability policies. New policies providing up to 12 weeks of paid maternity leave were also announced. The Company continued to embrace a flexible model in which employees work remotely (with the exception of essential employees whose roles require them to be on site). Office space is available for team meetings and collaboration, and the Company hosted several in-person events throughout the year so that employees could connect with one another.

My Career—The Company supports employees in growing their skills and making informed choices about their career. The “Career Map,” launched in 2021, shows every role in the Company by level and was updated in 2022 with summaries about key positions. The map and career framework are designed to help employees understand how their role fits into the overall structure and the various pathways for advancement.

My Health—The Company offers comprehensive health and benefits including medical insurance, prescription drug benefits, dental insurance and vision insurance. The Company’s programs focus on physical as well as mental and emotional health and encourage all employees to take ownership of their wellbeing. Highlights include topical

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COMPANY INFORMATION

webinars, targeted programs (e.g., tobacco cessation, diabetes management and weight management) and employee assistance programs.

My Money—The Company offers competitive base salaries and compensation programs to reward performance relative to key strategic and financial metrics. The Company also cultivates a “pay for performance” culture in which when the Company does well, it shares those rewards with employees. In 2022, the Company began a 401(k) match of 50 cents for every dollar an employee contributes up to 6% of eligible compensation (along with the potential of a future discretionary match). The Company also enhanced financially-focused benefits available by improving short-term disability, long-term disability and life insurance programs. Other benefits include the health savings account (which includes a Company contribution), flexible spending accounts and a group legal services plan.

Diversity, Equity & Inclusion (DEI)—The Company is committed to increasing gender and racial diversity at all levels through recruiting, training and promotion opportunities. The Company has made progress in bringing more diverse perspectives into leadership. In 2022, approximately 38% of U.S. employees in managerial roles were women and approximately 26% of U.S. employees in managerial roles were people of color. In 2022, women or people of color made up approximately 58% of all U.S. hires and promotions at the manager level and above, an increase of 10% over the last three years. The Board reflects both gender and racial/ethnic diversity, constituting 22% each, respectively. The Company has continued to improve over time. The percentage of diverse leaders at the director level and above increased 13% over three years. For the last three years, a portion of executive performance incentive pay has been tied to achieving the Company’s DEI objectives.

The Company values the collective approach that results from leveraging diverse perspectives, sharing knowledge and fostering an inclusive environment. In 2021, the Company formed the DEI Council (the “Council”), whose mission is to keep DEI at the forefront of the Company’s culture. The Council led a mental wellbeing campaign on World Mental Health Day that raised awareness about the resources available to all employees. In 2022, the Company welcomed its first employee resource group—the Women’s Impact Network (WIN). WIN sponsors quarterly programs featuring both internal and external speakers and maintains an online forum where women employees network and share information. The launch was a grassroots employee-led effort with executive-level sponsorship.

The Company is committed to paying its employees in a fair and equitable way and has a rigorous internal compensation review process.

Training and Development—The Company invests in its employees’ skills and professional development by offering virtual, social and self-directed learning, mentoring, coaching and career development opportunities. In 2022, approximately 66% of employees engaged in self-directed learning and development activities through the Company’s on-demand learning platform. The Company provides its employees with curated and targeted learning pathways for leadership, finance, and technical roles as well as safety, compliance and equipment-related training. The Company continues to focus on leadership development and launched two cohort leadership development programs aligned to the Company’s values, leadership behaviors and skills for effective leadership. In partnership with external vendors, the Company provides situational development for senior leaders to support their skills and career growth.

In addition to personal training and development, the Company requires employees to complete a series of mandatory courses in data protection, IT security, principles of ethical business conduct, harassment awareness, anti-corruption/anti-trust and General Data Protection Regulation (GDPR). In 2022, the Company achieved more than 99% completion of these required courses.

Employee Experience and Retention—The Company’s efforts to engage and retain its employees were recognized in 2022. The Company was ranked #59 on Newsweek’s list of the 2022 Top 100 Most Loved Workplaces® in America for putting respect, care and appreciation at the center of its business model. Best Practice Institute, a leadership benchmark research company, surveyed employees prior to certifying the Company and found that the Company earned high ratings in the areas of trust, teamwork and competence. Employees cited their strong bond with coworkers, flexible work schedules and strong management and senior leadership among the reasons they loved working for DFIN.

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COMPANY INFORMATION

The Company also earned certifications from Great Place to Work® based on a survey measuring employees’ level of trust at work. For the fourth year in a row, the Company was chosen as one of the Best Places to Work by Built In, for going above and beyond in terms of compensation, benefits and cultural programs, nationally and in the largest tech markets. Built In is the online community for startups and tech companies.

Health and Safety—The health, safety and well-being of its employees is the Company’s highest priority and a core element of its culture. The Company believes everyone contributes to a safe and healthy work environment no matter their role in the organization. The Company’s Environmental, Health and Safety Management System aligns with ISO 14001 and 45001. The Company sets annual leading and lagging indicators to improve its sustainability performance and in 2022 achieved a workforce total recordable incident rate of 0.99 (per 200,000 hours worked). Manufacturing employees achieved a 100% completion rate for job-specific safety training and participate in an onsite safety committee that promotes safe practices at work and at home.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 35 West Wacker Drive, Chicago, Illinois 60601 and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2024 Annual Meeting section of this proxy statement). The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate. The committee also considers candidates recommended by management and members of the Board.

After conducting an initial evaluation of a potential candidate, the Chairman of the Board and/or the chair of the Corporate Responsibility & Governance Committee generally will interview that candidate if it believes such candidate might be suitable to be a director. The candidate may also meet with other members of the Board and, under certain circumstances, members of management. If the Corporate Responsibility & Governance Committee believes a candidate would be a valuable addition to the Board, considering the criteria and competencies discussed in the next paragraph, it will recommend that candidate’s election to the full Board.

In identifying and evaluating nominees for directors, the committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, integrity, ethics, leadership expertise, industry experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee will be a balanced and diverse Board, with members whose skills, viewpoints, backgrounds and experiences complement each other and, together, contribute to the Board’s effectiveness as a whole. See the Skills Matrix immediately prior to our director and nominee biographies under Proposal 1—Election of Directors.

The Corporate Responsibility & Governance Committee from time to time may engage third-party search firms to identify candidates for director and may use search firms to do preliminary interviews and background and reference reviews of prospective candidates.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chair of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 35 West Wacker Drive, Chicago, Illinois 60601. Any stockholder must include the number of shares of the Company’s common stock he or she holds, and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing will be distributed to the chair of the Corporate Responsibility & Governance Committee or the non-management directors of the Board as a

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COMPANY INFORMATION

group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

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Stock Ownership

The table below lists the beneficial ownership of common stock as of March 20, 2023 by all directors and nominees, each of the persons named in the tables under the Executive Compensation section below, and the directors and executive officers as a group. The table below includes all stock awards subject to vesting conditions that vest within 60 days of March 20, 2023. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Exchange Act. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. The percentages shown are based on 29,394,995 outstanding shares of common stock as of March 20, 2023. Unless otherwise indicated, the address for each beneficial owner who is also a director, nominee or executive officer is 35 West Wacker Drive, Chicago, Illinois 60601.

	Beneficial Ownership
Name	Number	Percentage

Principal Stockholders

BlackRock, Inc. and affiliated persons (1)	4,190,097	14.3%

Simcoe Capital Management, LLC and affiliated persons (2)	3,794,725	12.9%

American Century Investment Management, Inc. and affiliated persons (3)	2,016,902	6.9%

The Vanguard Group and affiliated persons (4)	1,764,976	6.0%

Named Executive Officers (5)

Daniel Leib	408,068	1.4%

David Gardella	109,578	*

Craig Clay	73,679	*

Eric Johnson	90,889	*

Jennifer Reiners	31,912	*

Directors and Director Nominee (6)

Jeffrey Jacobowitz (7)	3,836,991	13.1%

Richard Crandall	93,665	*

Luis Aguilar	57,605	*

Charles Drucker	32,605	*

Gary Greenfield	64,425	*

Lois Martin	62,605	*

Juliet Ellis	49,392	*

Chandar Pattabhiram	5,088	*

Directors and Executive Officers as a group (14 persons)	4,916,502	16.7%

*	Less than one percent.

(1)

BlackRock, Inc., or BlackRock, is an investment advisor with a principal business office at 55 East 52nd Street, New York, New York 10055. This amount reflects the total shares expected to be held by BlackRock clients. BlackRock is expected to have sole investment authority over all shares and sole voting authority over 4,134,459 shares.

(2)

Simcoe Capital Management, LLC, or Simcoe Capital, is an investment manager with a principal business office at 509 Madison Avenue, Suite 2200, New York, New York 10022. This amount reflects the total shares expected to be held by Simcoe Capital clients. Simcoe Capital is expected to have sole investment authority and sole voting authority over all shares.

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STOCK OWNERSHIP

(3)

American Century Investment Management, Inc., or ACMI, is an investment advisor with a principal business office at 4500 Main Street, 9th Floor, Kansas City, Missouri 64111. This amount reflects the total shares expected to be held by ACIM clients. ACIM is expected to have sole investment authority over all shares and sole voting authority over 1,977,687 shares.

(4)

The Vanguard Group, Inc., or Vanguard, is an investment advisor with a principal business office at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This amount reflects the total shares expected to be held by Vanguard clients. Vanguard is expected to have sole investment authority over 1,722,116 shares and shared investment authority over 42,860 shares, sole voting authority over no shares and shared voting authority over 20,371 shares.

(5)	Does not reflect ownership of restricted stock units that will not vest within 60 days.

(6)

Reflects ownership of common stock and restricted stock units that will vest on the earlier of the date the director ceases to be a director or the first anniversary of the grant date. Amounts for certain directors also reflect restricted stock units such director elected to defer that will vest on the date such director ceases to be a director of the Company.

(7)

Includes 3,794,725 shares that Mr. Jacobowitz is deemed to indirectly beneficially own as a Managing Member of Simcoe Capital based on his shared voting power and shared dispositive power with respect to such shares. (See footnote 2).

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Compensation Discussion & Analysis

This Compensation Discussion and Analysis discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our named executive officers, we are referring to the following individuals whose 2022 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables.

Name	Position

Daniel N. Leib	Chief Executive Officer

David A. Gardella	Chief Financial Officer

Craig D. Clay	President, GCM

Eric J. Johnson	President, GIC

Jennifer B. Reiners	General Counsel

While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

Executive Summary

2022 Business Highlights

•

The Company delivered strong financial results for the year, in light of the challenging capital markets environment, while also continuing to improve its sales mix. Net sales were $833.6 million in 2022, representing a year-over-year decline of 16%. Excluding capital markets transactional sales and Venue dataroom sales, both of which are closely correlated to capital markets transactional activity, net sales grew approximately 3%, fueled by growth in its compliance software products, including ActiveDisclosure and ArcSuite, which grew by approximately 11% in aggregate. Full-year 2022 software solutions net sales totaled $280 million, or approximately 33% of net sales, setting another annual record.

•	Despite the challenging environment, an improved net sales mix, combined with diligent cost control, lead to strong operating performance and cash flow generation.

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COMPENSATION DISCUSSION AND ANALYSIS

•

The Company continued its shareholder-friendly capital allocation during 2022, repurchasing 4.7 million shares, or approximately 14%, of the Company’s outstanding shares at an average price of $32.21 per share.

Key 2022 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during 2022 are set forth below.

Compensation Component	Link to Business and Talent Strategies	2022 Compensation Actions

Base Salary (Page 40)	• Competitive base salaries help attract and retain executive talent	• Base salaries for the NEOs were increased to be appropriately competitive within the market • The Compensation Committee determined not to raise the base salary of the CEO

Annual Cash Incentive Compensation (Page 40)	• Focuses executives on achieving annual financial and strategic corporate initiatives that are key indicators of annual financial and operational performance

•  EBITDA and software solutions sales growth remain key drivers of our financial success at the corporate and business unit level

•  Identified 5 top strategic corporate initiatives critical to our operational success

•  Individual performance can increase or decrease the calculated payout by 25%

•  Annual cash incentive awards for the NEOs were earned at an average of 112.3% of target.

Long-Term Equity Incentive Compensation (Page 43)

•  Performance share units (PSUs) are measured by achievement of software solutions sales and EBITDA margin, which are key indicators of long-term performance and creation of stockholder value

•  Restricted stock units (RSUs) provide focus on stock price growth and serve our talent retention objectives

•  2020-2022 PSUs were measured by achievement of software solutions sales and EBITDA margin goals

•  The long-term incentive award mix consists of 67% PSUs and 33% RSUs

•  PSUs are subject to three, 1-year performance periods based on pre-set growth/improvement rates for each of 2022, 2023 and 2024 and a 3-year performance period (2022-2024) each weighted 25% of the total payout and will be earned based on achievement of software solutions sales (weighted 50%) and EBITDA margin (weighted 50%) goals in each of the performance periods. All earned PSUs will vest at the end of the 2024 performance year.

•  PSUs granted in 2020 vested at 138.0% of target.

•  RSUs vest in equal annual installments over three years.

34	DFIN 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Program

Our goal is to retain and attract experienced and talented executive officers, and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that create stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual realized pay varies above or below targeted compensation opportunity, based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

The table below outlines each of the principal elements of the Company’s executive compensation program:

DFIN 2023 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

The targeted mix of total direct compensation we established at the beginning of 2022 for our CEO and the other NEOs is illustrated below. We believe the mix of compensation components, the allocation between cash and equity, the time horizon between short-term and long- term performance and the differentiation between fixed and variable compensation collectively provide appropriate incentives to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term corporate goals that drive stockholder value.

Target Pay Mix–2022

36	DFIN 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance Best Practices

The Compensation Committee reviews the Company’s executive compensation program on an ongoing basis to evaluate whether the program supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What We Do

Our leading practices include:

✓	Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation

✓	Pre-established performance goals that are aligned with creation of long-term stockholder value

✓	Market comparison of executive compensation against a relevant peer group that is reviewed annually

✓	Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company

✓	Double-trigger vesting for equity awards in the event of a change in control

✓	Robust stock ownership guidelines

✓	Clawback policy that applies to all cash and equity incentives

✓	Mitigate undue risk

✓	Annual say-on-pay vote

What We Don’t Do

We do not have tax gross ups

We do not allow dividends or dividend equivalents on unearned equity awards

We do not allow repricing of underwater stock options without stockholder approval

We do not allow hedging or short sales of our securities

We do not allow pledging of our securities

We do not provide excessive perquisites to executive officers

2022 Say-On-Pay Vote

In 2022, we held an advisory “say-on-pay” vote. In its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval of approximately 98.6% of the votes cast for the Company’s advisory say-on-pay vote at our 2022 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2022 say-on-pay vote and the substantial support received from stockholders. The Compensation Committee will continue to regularly review, assess and, when appropriate, adjust our executive compensation program in response to stockholder feedback.

DFIN 2023 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

How We Determine Executive Compensation

Our Executive Compensation Philosophy and Objectives

The goal of our executive compensation program is to attract, retain, and motivate our executive team. Overall compensation levels are generally targeted at the market median but may vary based upon each executive’s experience, skills and performance. The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive long-term stockholder value creation and seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term financial, operational and strategic initiatives. To that end, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:

•	Attracting and Retaining the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- driven mindset.

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.

•	Alignment with Stockholder Interests. Our executives’ interests should be aligned with stockholder interests through the risks and rewards of stock ownership in the Company.

Oversight Responsibilities for Executive Compensation

The table below summarizes the key oversight responsibilities for executive compensation.

Compensation Committee

•  Establishes executive compensation philosophy

•  Approves incentive compensation programs and target performance expectations for the annual incentive plan (AIP) and long-term incentive (LTI) awards

•  Approves all compensation actions for the NEOs, including base salary, target and actual AIP awards and LTI grants

All Independent Board Members	• Assess performance of the CEO

Independent Compensation Committee Consultant—Meridian Compensation Partners

•  Provides independent advice, research, and analytical services on a variety of subjects to the Compensation Committee, including compensation of executive officers, non-employee director compensation and executive compensation trends

•  Participates in Compensation Committee meetings as requested and communicates with the Chair of the Compensation Committee between meetings

•  Reports to the Compensation Committee, does not perform any other services for the Company and has no economic or other ties to the Company or the management team that could compromise its independence or objectivity

CEO and Management

•  Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee, which makes the final decisions with advice from its independent consultant, as appropriate

•  Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized

38	DFIN 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Selection and Market Data

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as general industry survey data. The peer group is used as a reference point to assess the competitiveness of base salary, incentive targets, and total direct compensation awarded to the NEOs and as information on market practices, including share utilization and share ownership guidelines. We conducted a comprehensive review of our peer group in 2020 for compensation decisions to reflect the Company’s evolving business mix and growth trajectory to include companies taking into consideration the following peer group criteria:

•	Within a range of the Company’s operations and scale of approximately 0.3 times to 3 times the Company’s size in a variety of financial metrics including revenue, EBITDA and market capitalization;

•	Similar industry to the Company and within the data software and services space, while recognizing that approximately 32% of the Company’s 2020 revenue was comprised of print- related products;

•	Direct competitors for executive talent;

•	Publicly-traded companies that operate in the United States and are subject to US laws and regulations.

For 2022 compensation decisions, since there were no material changes to the company’s business or size, or significant disruption to the peer group as a result of M&A, we conducted an abbreviated review, focused on confirming the appropriateness of then current peers, including current size, M&A activity and comparison to proxy advisor peer groups. The peer group utilized was as follows:

•	ACI Worldwide, Inc.

•	ARC Document Solutions, Inc.

•	Bottomline Technologies (de), Inc.

•	Broadridge Financial Solutions, Inc.

•	CoreLogic, Inc.

•	CSG Systems International, Inc.

•	DocuSign, Inc.

•	Envestnet, Inc.

•	FactSet Research Systems Inc.
•	Huron Consulting Group, Inc.

•	Jack Henry & Associates, Inc.

•	Morningstar, Inc.

•	Perficient, Inc.

•	Resources Connection, Inc.

•	Vertusa Corporation

•	Verint Systems Inc.

•	Workiva Inc.

Based on data compiled by Meridian at the time of the peer group review, our revenues and EBITDA were at the 40th and 59th percentiles, respectively, in relation to the peer group.

The Compensation Committee also reviews data from national survey sources related to general industry when it considers the market competitiveness of NEO compensation levels and/or market practices. The Compensation Committee does not review the specific companies included in these surveys, and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.

DFIN 2023 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

2022 Named Executive Officer Compensation

Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay band, competitive compensation practices data and comparison to other Company executives. Based on these criteria, for 2022, base salary adjustments were approved in March 2022 as follows:

Name	2021 Base Salary	Increase (%)	2022 Base Salary

Daniel N. Leib	$780,000	0%	$780,000

David A. Gardella	$425,000	6%	$450,000

Craig D. Clay	$425,000	6%	$450,000

Eric J. Johnson	$400,000	5%	$420,000

Jennifer B. Reiners	$390,000	4%	$405,000

Annual Incentive Plan (AIP)

The AIP is a cash bonus plan that incentivizes short-term (i.e., annual) financial and operational performance. The Compensation Committee reviews our target annual bonus opportunities by job level each year to ensure they are competitive. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs in 2022 was as follows:

Name	2021 Target Annual Incentive as Percent of Base Salary (%)	2022 Target Annual Incentive as Percent of Base Salary (%)	2022 Target Annual Incentive ($)

Daniel N. Leib	125%	130%	$1,014,000

David A. Gardella	100%	100%	$450,000

Craig D. Clay	100%	100%	$450,000

Eric J. Johnson	100%	100%	$420,000

Jennifer B. Reiners	65%	70%	$283,500

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under the AIP. For 2022, the Compensation Committee established the following goals and payout levels under the AIP:

Corporate Executives

Goals	Weighting	Payout Range

Corporate Consolidated Non-GAAP Adjusted EBITDA	60%	50% –200%

Corporate Software Solutions Sales Growth	20%	50% –200%

Strategic Corporate Initiatives	20%	0% – 200%

Individual Performance Factor		+/-25%

Business Unit Executives

Goals	Weighting	Payout Range

Corporate Consolidated Non-GAAP Adjusted EBITDA	15%	50% – 200%

Business Unit Consolidated Non-GAAP Adjusted EBITDA	45%	50% – 200%

Business Unit Software Solutions Sales Growth	20%	50% – 200%

Strategic Corporate Initiatives	20%	0% – 200%

Individual Performance Factor		+/- 25%

40	DFIN 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The EBITDA and software solutions sales growth goals for the Corporate and Business Unit levels were based on the Company’s annual operating plan reviewed by our Board. Both are critical components of the Company’s multi-year digital transformation. In addition, the Compensation Committee may utilize its discretionary authority under the AIP to increase or decrease the amount of an award otherwise payable if it determines that an adjustment is appropriate to better reflect the actual performance of the Company and/or participant (including any unusual or nonrecurring events, including without limitation, any strategic transactions, acquisitions, divestitures or other similar events involving or affecting the Company). The Compensation Committee believes that the corporate strategic initiatives are important “leading indicators” of financial performance and continue to be important for a company like ours in the process of transforming its business strategy. Calculated payouts may be adjusted +/- 25% based on each participant’s individual performance, as evaluated by the Compensation Committee.

Corporate Financial Goals

The threshold, target and maximum performance and payout opportunities for the corporate financial goals under the 2022 AIP (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below.

Given the long-term plan of the Company and the multi-year digital transformation, the Board tasked management with continued focus on the strategic shift in the Company’s mix of revenue toward its software solutions offerings. To support this strategy, the corporate revenue metric (comprising 20% of the corporate financial component) was focused on driving software solutions sales in particular, with the target set at a growth rate of 10.5% over the prior year (recognizing that approximately 60% of the Company’s software offering is driven, in large part, by corporate transactions). In addition, the consolidated EBITDA target was lower than the prior year results, reflecting primarily the anticipated negative impact of a normalization of capital markets transactional activity compared to 2021’s robust activity and increased investments in the Company’s software solutions and related technology in support of the Company’s strategy. The Compensation Committee determined it was appropriate to establish the final 2022 corporate financial goals as follows:

	Threshold	Target	Maximum	Actual	% of Target Achieved	Payout%
Achievement%	80%	100%	120%

Payout%	50%	100%	200%
Consolidated Non-GAAP Adjusted EBITDA ($ millions)	$164	$205	$246	$218.3	106.5%	132.5%

Software Solutions Sales Growth	8.4%	10.5%	12.6%	3.6%	34.2%	0.0%

Corporate Strategic Initiatives

Corporate strategic initiatives make up 20% of the AIP target and are set by the Compensation Committee. These initiatives represent the Company’s five key initiatives for 2022 and are essential to financial and business success for the Company and thus contribute to producing income and stockholder returns over the long-term. Payouts for meeting the Corporate Strategic Initiatives range from 25% for meeting one goal, 50% for meeting two goals, 100% for meeting 3 goals, 150% for meeting 4 goals, and 200% for meeting all five goals. The Corporate Strategic Initiatives were:

•

continued successful growth of the Company’s New ActiveDisclosure product (based on defined metrics set forth by the Compensation Committee, including having a target amount of clients implemented on the product and decommission planning of the legacy product)

•

continued operational transformation of the Company, including establishment of SaaS Client Experience Organization; implementation of Customer Communications Management customer service changes; and continued progress on the Company’s “quote to cash” initiative

•	continued specified software platform development and consolidation

•	continued implementation of Zero Trust Architecture for IT security, including additional measures that enhance our security protections

•	Company Diversity, Equity and Inclusion strategy, including increased representation of women and people of color at the supervisor/ manager level and above

DFIN 2023 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

While the Company did not meet the target amount of clients implemented on the New ActiveDisclosure product, the Compensation Committee determined that the other 4 initiatives were achieved, resulting in a 150% payout for the Corporate Strategic initiatives portion of the AIP.

Business Unit Financial Goals

The threshold, target and maximum performance and payout opportunities for the Business Unit financial goals under the 2022 AIP (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below.

As with the corporate financial goals described above, the business unit revenue metric (comprising 20% of the business unit financial component) was focused on driving software solutions sales in particular, with the targets set at a growth rate of 8.7% and 14.2% over the prior year for GCM and GIC, respectively. Each business unit’s software solutions sales target and non-GAAP Adjusted EBITDA target was a function of the Company’s 2022 operating plan, which included the anticipated negative impact of weakness in capital markets transactional activity within GCM and increased investments in the Company’s software solutions and related technology in support of the Company’s strategy. The Compensation Committee determined it was appropriate to establish the final 2022 business unit financial goals as follows:

GCM BUSINESS UNIT

	Threshold	Target	Maximum	Actual	% of Target Achieved	Payout%

Achievement%	80%	100%	120%

Payout%	50%	100%	200%

Non-GAAP Adjusted EBITDA ($ millions)	$162.4	$203	$243.6	$179.6	88.5%	71.2%

Software Solutions Sales Growth (% growth/$ millions)	7.0%	8.7%	10.4%	-0.4%	0.0%	0.0%

GIC BUSINESS UNIT

	Threshold	Target	Maximum	Actual	% of Target Achieved	Payout%

Achievement%	80%	100%	120%

Payout%	50%	100%	200%

Non-GAAP Adjusted EBITDA ($ millions)	$36.6	$45.8	$55.0	$75.9	165.5%	200%

Software Solutions Sales Growth (% growth/$ millions)	11.3%	14.2%	17.0%	11.7%	82.4%	56.0%

Individual Performance Factor

The Committee has the ability to increase or decrease each NEO’s calculated payout by +/-25%. Based up on the company’s 2022 payout levels, the Committee did not choose to adjust any of the payouts for the NEOs.

42	DFIN 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Determination of 2022 Annual Cash Incentive Awards

The Compensation Committee determined the 2022 annual cash incentive awards for the NEOs using the following framework:

Based on the achievement of the 2022 financial goals and corporate strategic initiatives, the annual cash incentive awards paid to our NEOs for 2022 were as follows:

CORPORATE EXECUTIVES

	Target Annual Cash Incentive Opportunity ($)	EBITDA (60%)	Software Solutions Sales Growth (20%)	Corporate Strategic Initiatives (20%)	Total Weighted Payout	Individual Modifier	Total Payout

Dan Leib	$1,014,000	132.5%	0.0%	150.0%	109.5%	100.0%	$1,110,330

Dave Gardella	$450,000	132.5%	0.0%	150.0%	109.5%	100.0%	$492,750

Jennifer Reiners	$283,500	132.5%	0.0%	150.0%	109.5%	100.0%	$310,433

BUSINESS UNIT EXECUTIVES

	Target ($)	Corporate EBITDA (15%)	Corporate Strategic Initiatives (20%)	BU EBITDA (45%)	BU Software Solutions Sales Growth (20%)	Total Weighted Payout	Individual Modifier	Total Payout

Craig Clay	$450,000	132.5%	150.0%	71.2%	0.0%	81.9%	100.0%	$368,550

Eric Johnson	$420,000	132.5%	150.0%	200%	56.0%	151.1%	100.0%	$634,620

Long-Term Incentive Program

Each executive officer has an annual LTI target grant denoted in terms of a dollar value, which is allocated between PSUs and RSUs. Details on the types of equity awards granted to our NEOs in 2022 are provided in the table below.

Equity Award	Weighting	Rationale and Key Features

PSUs	67%

•  Incentivize NEOs to achieve specific measurable financial goals (software solutions sales and EBITDA margin) over three one-year and a three-year performance periods.

•  The number of PSUs that are earned and vest at the end of the performance cycle range from 0% for below threshold performance to 200% of the target number of shares for maximum performance depending on performance during each of the 4 performance periods.

•  Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.

RSUs	33%

•  Align pay and Company performance as reflected in our stock price.

•  RSUs vest in one-third installments at the end of each of the first three years following grant, subject to continued employment.

•  Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.

DFIN 2023 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

2022 Long-Term Incentive Awards

The Compensation Committee approved the annual PSU and RSU awards to each of the NEOs. The LTI award values were split between PSU and RSUs at 67% and 33% of the total LTI award value, respectively. The table below shows the annual and supplemental award values and applicable PSU (at target) and RSU award value granted to each NEO.

Executive	Annual LTI	PSU (Target)	RSU

Dan Leib	$4,500,000	$3,015,000	$1,485,000

Dave Gardella	$1,500,000	$1,005,000	$495,000

Craig Clay	$1,500,000	$1,005,000	$495,000

Eric Johnson	$1,000,000	$670,000	$330,000

Jennifer Reiners	$700,000	$469,000	$231,000

Performance Share Unit Awards

The performance measures and weightings for the 2022 PSU are as follows:

Performance Measures	Weighting	Description

Software Solutions Sales	50%

•  Achievement is measured in each of 2022, 2023 and 2024 and cumulatively over 2022-2024 (each weighted 25%)

•  Payout scale ranges from 0% for below threshold performance to 50% for threshold performance to 100% for target performance to 200% for maximum performance

EBITDA Margin	50%

•  When the performance threshold is met, payouts are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum

•  Each of the four performance periods are independent. The final awards will be issued at the end of the 2024 performance year

•  While each of these performance measures are calculated independently, achievement of the EBITDA margin targets is likely correlated or, in part, dependent on the continued revenue mix shift toward software. As such, the effective blended weighting of these performance measures is skewed more heavily toward software solutions sales

Each PSU award consists of 4 independent performance periods over which software solutions sales and EBITDA margin will be measured, one for each of 2022, 2023 and 2024 as well as the cumulative period of 2022-2024. The Committee established the 2022 and 2022-2024 goals at the grant date. The 2023 and 2024 performance goals are established based on actual company results in the preceding year plus a predetermined increase which was established at the grant date. Portions earned following the 2022 and 2023 periods will be subject to further time-based vesting until the full awards vest following the 2024 performance year.

Performance Periods

44	DFIN 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Award Payouts in 2022

2020 PSU and Performance Cash Payout

As previously disclosed in our 2021 Proxy Statement, during fiscal year 2020, the Compensation Committee granted the executive team, including the NEOs, performance share units and performance cash awards with vesting based upon the Company’s achievement of software solutions sales goals and EBITDA margin goals for each of 2020, 2021, 2022 and cumulatively over 2020-2022. At the start of the 2020 performance year, the Committee established the 2020 and 2020-2022 goals. The 2021 and 2022 performance goals were established based on actual company results in the preceding year plus a predetermined increase which was established at the grant date (+15% and +100 basis points for software solutions sales and EBITDA margin, respectively). In the case of the software solutions sales goal, the subsequent year’s target goal cannot exceed +15% of the preceding year’s target. At the close of each performance period, the Compensation Committee determined the achievement of the performance goals. The PSUs and performance cash values earned for the 2020 and 2021 performance periods was subject to further time-based vesting, such that all four portions of the awards were issued following the 2022 performance year. The table below shows the performance achievement and payouts for each NEO.

	Threshold	Target	Maximum

Payout%	50%	100%	200%

Year 1 (FY20) - weighted 25%

SaaS Goals			Actual Result	Payout
Thresh	Target	Max

$183.5	$215.9	$248.2	$200.2	75.8%

Margin Goals			Actual Result	Payout
Thresh	Target	Max

15.6%	16.6%	17.6%	19.4%	200%	137.9%

Year 2 (FY21) - weighted 25%

SaaS Goals			Actual Result	Payout
Thresh	Target	Max

$195.7	$230.2	$264.8	$270.0	200.0%

Margin Goals			Actual Result	Payout
Thresh	Target	Max

19.4%	20.4%	21.4%	29.74%	200%	200.0%

Year 3 (FY22) - weighted 25%

SaaS Goals			Actual Result	Payout
Thresh	Target	Max

$225.0	$264.8	$304.5	$279.6	137.4%

Margin Goals			Actual Result	Payout
Thresh	Target	Max

29.7%	30.7%	31.7%	26.2%	0.0%	68.7%

2022 Target - weighted 25%

SaaS Goals			Actual Result	Payout
Thresh	Target	Max

$244.2	$287.3	$330.4	$279.6	91.1%

Margin Goals			Actual Result	Payout
Thresh	Target	Max

17.5%	18.5%	19.5%	26.2%	200.0%	145.5%

Total Payout					138.0%

DFIN 2023 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

2020 PSU Payout by NEO

Executive	Target PSU	Payout (%)	Actual Shares

Dan Leib	120,700	138.0%	166,596

Dave Gardella	40,900	138.0%	56,452

Craig Clay	27,900	138.0%	38,510

Eric Johnson	26,000	138.0%	35,888

Jennifer Reiners	18,600	138.0%	25,673

2020 Performance Cash Payout by NEO

Executive	Target Perf. Cash	Payout (%)	Actual Perf. Cash

Dan Leib	$1,083,333	138.0%	$1,495,271

Dave Gardella	$366,667	138.0%	$506,092

Craig Clay	$250,000	138.0%	$345,063

Eric Johnson	$233,333	138.0%	$322,058

Jennifer Reiners	$166,667	138.0%	$230,042

2021 and 2022 PSU Interim Performance Period Certification

As previously disclosed above and in our 2021 Proxy Statement, each outstanding PSU award consists of 4 independent performance periods: each individual year of the full three-year performance period as well as the cumulative three-year period. During each of the performance periods, performance in software solutions sales and EBITDA margin is measured against target. At the close of the 2022 performance period, the Compensation Committee determined the achievement of the performance goals for the 2022 performance periods for each award, as applicable. The Compensation Committee certified achievement of 2022 software solutions sales of $279,600,000 and 2022 EBITDA margin of 26.2%, resulting in the earning of (a) 87.0% of the 2021 PSUs and (b) 139.6% the 2022 PSUs, each for the 2022 performance period. These earned amounts are subject to further time-based vesting until the conclusion of the cumulative performance year, as applicable.

46	DFIN 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation and Governance Matters

Benefit Programs

The Company’s benefit programs were established based upon an assessment of competitive market factors and a determination of what is needed to retain high-caliber executives. NEOs are subject to the same eligibility requirements and are eligible to participate in the same health and welfare benefit programs that are offered to all other eligible employees. The options available under the Donnelley Financial Group Benefits Plan include health, dental, vision, life insurance, accidental death and dismemberment, and disability coverage.

As part of the overall compensation program, the Company also provides certain executives, including certain of the NEOs, the following benefits:

•

Pension Plan: The Donnelley Financial Pension Plan (the “Pension Plan”) is a defined benefit pension plan under which benefits were frozen as of December 31, 2011, prior to the Company’s spin-off from RR Donnelley & Sons Company (RRD) in 2016. Because the Pension Plan is frozen, no additional employees became participants in the Pension Plan after December 31, 2011, and existing participants in the Pension Plan (including the NEOs, who were participants in the predecessor plan maintained by RRD before the Pension Plan was frozen) generally do not accrue benefits under such plan.

•

Supplemental Retirement Plan: The Company’s supplemental retirement plan, like the defined benefit pension plan, was frozen by RRD as of December 11, 2011 and is intended to be an extension of the Company’s qualified pension plan. This supplemental retirement plan takes into account compensation above limits imposed by applicable tax laws and is similar to programs found at many of the companies we compete with for talent. This benefit is available to Company executives, including the NEOs, who were participants at RRD before the plan was frozen and existing participants generally do not accrue benefits under the plan. Approximately 81 (active and inactive) employees are covered by this plan.

•

Savings Plan: Under the Donnelley Financial Savings Plan, NEOs and generally all employees may contribute 1% to 85% of pay (up to the IRS contribution limit) as pre-tax, Roth 401(k), and/or after-tax contributions. In 2022, the Company instituted matching contributions to eligible participants’ 401(k) accounts of 50% of the first 6% of each participant’s total pre-tax and Roth 401(k) contributions for the year, up to 3% of his or her pay (not to exceed the IRS compensation limit of $290,000).

•

Supplemental Insurance: Additional life and disability insurance enhances the value of the Company’s overall compensation program. The premium cost for these additional benefits is included as taxable income for NEOs, and there is no tax gross-up on this benefit.

•

Deferred Compensation Plan: Prior to the Company’s spin-off, RRD provided a select group of management or highly compensated employees the opportunity to defer the receipt of up to 50% of base salary or up to 90% of annual bonus, or both. The Donnelley Financial Deferred Compensation Plan is a continuation of the RRD Nonqualified Deferred Compensation Plan, and all deferrals and other benefits accrued by the NEOs under the RRD Plan continue under the terms of the Donnelley Financial Nonqualified Deferred Compensation Plan. Currently, the Donnelley Financial Nonqualified Deferred Compensation Plan is not accepting additional deferrals.

•

Financial Counseling: Mr. Leib is reimbursed for his financial counseling services expenses to provide him access to an independent financial advisor of his choice. The cost of these services, if utilized, is included as taxable income to Mr. Leib, and there is no tax gross-up on this benefit.

•

Automobile Program: Mr. Leib receives a monthly automobile allowance that provides him with an opportunity to use his car for both business and personal use in an efficient manner. This allowance is included as taxable income to Mr. Leib, and there is no tax gross-up on this benefit.

•

Club Dues: Mr. Clay and Mr. Johnson are able to use certain country clubs at which the company has a business purpose membership for personal use but to the extent that there is an incremental cost to the Company, the executive reimburses the Company for such personal use.

DFIN 2023 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Independence Assessment of Compensation Consultant

The Compensation Committee engaged Meridian to provide compensation consultant services for the Compensation Committee’s decision-making process for 2022. Meridian regularly attended Compensation Committee meetings and reported directly to the Compensation Committee, and not to management, on matters relating to the compensation of the executive officers and for directors. The Compensation Committee reviewed the work and services provided by Meridian and considered the following factors to determine that (a) such services were provided on an independent basis and (b) no conflicts of interest exist. Factors considered by the Compensation Committee in its assessment include:

1.	Other services provided to Donnelley Financial by Meridian;

2.	The fees to be paid by Donnelley Financial as a percentage of Meridian’s total revenue;

3.

Meridian’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide these other services;

4.	Any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members;

5.	Whether any Donnelley Financial stock is owned by individual consultants involved in the engagement; and

6.	Any business or personal relationships between Donnelley Financial’s executive officers and Meridian or the individual consultants involved in the engagement.

Corporate Governance Policies

Stock Ownership Guidelines: The Compensation Committee has established stock ownership guidelines for all executive officers and certain other executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in the Company, and thereby link their interests with those of its stockholders. These stock ownership guidelines provide that each executive must own (by way of shares owned outright and including unvested restricted stock units but excluding unexercised stock options or performance share units) shares of Company common stock with a value of 5x base salary for the CEO, 3x base salary for the CFO, 2x base salary for all other CEO direct reports and 1.5x base salary for all other officers covered by the policy. Executives must hold 50% of their vested shares until their guideline has been met. In the event an executive does not achieve or make progress toward the required stock ownership level, the Compensation Committee has the discretion to take appropriate action. As of March 15, 2023, all executive officers have met or exceeded the guideline amounts.

Clawback Policy: The Company maintains a clawback policy that requires reimbursement by an executive officer of incentive compensation (including equity incentives) when: (i) the individual was an executive officer at the time of the incentive compensation payment or award (or the vesting of such award); (ii) the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results reported in a report filed with the SEC that were subsequently the subject of a restatement due to material noncompliance (other than as a result of a change in applicable accounting principles) of the Company, with any financial reporting requirement under the federal securities laws as a result of misconduct on the part of the officer from whom reimbursement is being sought; (iii) a lower payment or award would have been made to the executive officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results; and (iv) the incentive compensation payment or award or the vesting of such award occurred during the three-year period preceding the date on which the Company first disclosed that it is or will be required to prepare an accounting restatement.

The amount subject to reimbursement shall, subject to applicable law and regulations, be the portion of incentive compensation paid to or received by the executive officer for or during such three-year period that is greater than the amount that would have been paid or received had the financial results been properly reported. In addition, the

48	DFIN 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee may cancel, in whole or in part, outstanding equity awards where the Compensation Committee took into account the financial performance of the Company in granting such awards and the financial results were subsequently reduced due to a restatement.

Insider Trading and Window Period Policy and Prohibition on Hedging and Pledging: The Company’s insider trading policy for the Company’s employees, including executive officers and directors, provides that the Company’s executive officers and directors or their family members who live with them, their family members whose transactions in securities are directed by or subject to control or influence by them and members of their households, cannot engage in any transaction in Company securities (including purchases, sales, broker assisted cashless exercises of stock options and the sale of the common stock acquired pursuant to the exercise of stock options) without first obtaining the approval of the Company’s General Counsel.

Approval of transactions can be sought only during a defined window period when the executive officers and directors are not in possession of material non-public information about the Company. The window period is generally defined as the period of time commencing on the second day after the public release by the Company of its quarterly and annual earnings information and ending on the last trading day of the then current fiscal quarter but can be closed by the Company’s General Counsel at any time if the person seeking approval is in possession of material non-public information. The Company’s trading policy also clarifies the obligations of the Company’s officers, directors and employees with respect to securities law prohibitions against insider trading.

In addition, the insider trading policy prohibits the Company’s executive officers, directors and employees from engaging in pledging securities, whether as collateral for a loan or otherwise, holding securities in a “margin account” at a broker dealer, conducting short sales, trading in publicly traded options, purchasing puts or calls, hedging or any similar transactions or arrangements with respect to Company securities or the securities of any other company while aware of material nonpublic information regarding that company.

Risk Assessment

The Compensation Committee, with the assistance of Meridian, reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long term incentives, the type of performance metrics used, incentive plan payout leverage, the possibility that the plan designs could be structured in ways that might encourage gamesmanship, the avoidance of uncapped rewards, multi-year vesting for equity awards, the use of stock ownership requirements for senior management and the Compensation Committee’s oversight of all executive compensation programs.

DFIN 2023 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee of the Board of Directors of Donnelley Financial Solutions, Inc., on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Company’s proxy statement to be filed in connection with the Company’s 2023 Annual Meeting of Stockholders.

Compensation Committee

Gary Greenfield, Chair

Charles Drucker

Juliet Ellis

Chandar Pattabhiram

50	DFIN 2023 Proxy Statement

Executive Compensation Tables

2022 Summary Compensation Table

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer, or the NEOs, as of December 31, 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel Leib President and Chief Executive Officer	2022	780,000	—	4,103,488	0	2,605,601	0	49,968	7,539,057
	2021	780,000	—	4,952,391	0	1,852,500	0	51,320	7,636,211
	2020	780,000	—	2,167,772	0	1,657,500	60,237	30,674	4,696,183
David Gardella Chief Financial Officer	2022	450,000	—	1,371,968	0	998,842	0	9,150	2,829,960
	2021	425,000	—	1,550,662	0	807,500	0	28,971	2,812,133
	2020	425,000	—	734,564	0	722,500	26,214	8,550	1,916,828
Craig Clay President, Global	2022	450,000		1,371,968	0	713,613	0	9,150	2,544,731
Capital Markets	2021	425,000	—	1,353,253	0	807,500	0	28,971	2,614,724
Eric Johnson President, Global Investment Companies
	2022	420,000		912,576	0	956,678	0	9,150	2,298,404
	2021	400,000	—	1,152,983	0	749,560	0	28,971	2,331,514
Jennifer Reiners General Counsel	2022	405,000	—	639,424	0	540,474	0	9,150	1,594,048
	2021	390,000	—	752,443	0	481,650	0	28,971	1,653,064
	2020	365,000	—	334,056	0	403,325	64,876	8,550	1,175,807

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EXECUTIVE COMPENSATION TABLES

1.

The amounts shown in this column for 2022 constitute the aggregate grant date fair value of shares of performance stock units (PSUs) and restricted stock units (RSUs) granted during the fiscal year under the Company’s Amended and Restated 2016 Performance Incentive Plan, or the 2016 PIP. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (which we refer to as ASC Topic 718). See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. For further information on these awards, see the Outstanding Equity Awards at Fiscal Year-End table. The NEOs were granted awards in 2022 with the following grant date fair values:

Types of Awards

2.

The amounts shown in this column constitute payments made under the Company’s Annual Incentive Plan, or the AIP (which is a subplan of the 2016 PIP), in the following amounts: Mr. Leib, $1,110,330; Mr. Gardella, $492,750; Mr. Clay, $368,550; Mr. Johnson, 634,620, and Ms. Reiners, $310,433. At the outset of the year, the Compensation Committee set performance criteria that were used to determine whether and to what extent the NEOs received payments under the AIP. See Compensation Discussion and Analysis for further information on the 2022 payments.

3.

The amounts shown in this column also show 2020 Performance Cash payouts in the following amounts: Mr. Leib, $1,495,271; Mr. Gardella, $506,092; Mr. Clay, $345,063; Mr. Johnson, 322,058; and Ms. Reiners, $230,042. During fiscal year 2020, the Compensation Committee granted the executive team, including the NEOs, performance cash awards with vesting based upon the Company’s achievement of software solutions sales goals and EBITDA margin goals for each of 2020, 2021, 2022 and cumulatively over 2020-2022. See Compensation Discussion and Analysis for further information on the 2020 Performance Cash awards.

4.	The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the NEO’s benefits under our Pension Plans and Supplemental Pension Plans.

5.

Amounts in this column include the value of the following perquisites provided to Mr. Leib in 2022: corporate automobile allowance of $16,800; $20,419 paid to providers of financial advice/estate planning and a $3,599 premium paid by the company for supplemental disability insurance. The Company does not provide a tax gross-up on these benefits. The amounts in the column also include contributions made by the Company on behalf of each of the NEOs to the Company’s Savings Plan in the amount of $9,150.

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EXECUTIVE COMPENSATION TABLES

2022 Grants of Plan-Based Awards

The following table shows additional information regarding: (i) the threshold, target and maximum level of annual cash incentive awards under the AIP for our NEOs for performance during 2022, as established by the Compensation Committee in March 2022 under the AIP and (ii) RSU and PSU Awards granted in March 2022 under the 2016 PIP, in each case to help retain the NEOs and focus their attention on building shareholder value.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units(#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Daniel Leib		507,000	(1)	1,014,000	(1)	2,028,000	(1)	—	—	—	—	—
	3/3/2022	—		—		—		44,300	88,600	177,200	—	2,750,144
	3/3/2022	—		—		—		—	—	—	43,600	1,353,344
David Gardella		225,000	(1)	450,000	(1)	900,000	(1)	—	—	—	—	—
	3/3/2022	—		—		—		14,800	29,600	59,200	—	918,784
	3/3/2022	—		—		—		—	—	—	14,600	453,184
Craig Clay		225,000	(1)	450,000	(1)	900,000	(1)	—			—	—
	3/3/2022	—		—		—		14,800	29,600	59,200	—	918,784
	3/3/2022	—		—		—		—	—	—	14,600	453,184
Eric Johnson		210,000	(1)	420,000	(1)	840,000	(1)	—	—	—	—	—
	3/3/2022	—		—		—		9,850	19,700	39,400	—	611,488
	3/3/2022	—		—		—		—	—	—	9,700	301,088
Jennifer Reiners		141,750	(1)	283,500	(1)	567,000	(1)	—	—	—	—	—
	3/3/2022	—		—		—		6,900	13,800	27,600	—	428,352
	3/3/2022	—		—		—		—	—	—	6,800	211,072

1.

Consists of potential payouts under the AIP for performance during 2022, calculated based on the NEO’s salary and bonus target as of December 31, 2022. In each case, the amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the 2022 Summary Compensation Table. See Compensation Discussion and Analysis for further information on these payments.

2.

Consists of PSUs awarded under the 2016 PIP. The PSUs are subject to a performance targets based on achievement of software solutions sales (weighted 50%) and EBITDA margin (weighted 50%) goals measured in each of 2022, 2023, 2024 and cumulatively over the three year performance period beginning January 1, 2022 and ending December 31, 2024 (each weighted 25%). The minimum performance level for each performance period must be reached in order for the holder to be entitled to receive any shares. From 50% to 200% of the number of target PSUs granted may be earned depending upon performance versus specified target levels. The PSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting at the end of the cumulative performance period. See Compensation Discussion and Analysis for further information and Potential Payments Upon Termination or Change in Control for vesting information.

3.

Consists of RSUs awarded under the 2016 PIP. Each RSU is equivalent to one share of Company common stock. The awards vest one-third on each of the first through third anniversaries of the grant date. The RSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. See Potential Payments Upon Termination or Change in Control for vesting information.

4.

Grant date fair value with respect to the PSUs and RSUs is determined in accordance with ASC Topic 718. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2022 Fiscal Year-End

The table below shows (i) each grant of stock options of the Company that are unexercised and outstanding, (ii) the aggregate number of unvested RSUs and (iii) the aggregate number of unvested PSUs, each of which are outstanding for the NEOs as of December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Daniel Leib	70,800	0	22.35	3/2/2027	236,052	9,123,410	124,450	4,809,993
	92,900	0	17.65	3/2/2028
	47,400	0	19.415	3/2/2028

	48,225	16,075	14.15	3/5/2029
David Gardella	19,300	0	22.35	3/2/2027	76,543	2,958,387	40,350	1,559,528
	33,800	0	17.65	3/2/2028

	16,875	5,625	14.15	3/5/2029
Craig Clay	11,600	0	22.35	3/2/2027	64,920	2,509,158	36,850	1,424,253
	20,300	0	17.65	3/2/2028

	9,675	3,225	14.15	3/5/2029
Eric Johnson	11,600	0	22.35	3/2/2027	53,482	2,067,079	28,275	1,092,829
	5,075	0	17.65	3/2/2028

	3,225	3,225	14.15	3/5/2029
Jennifer Reiners	10,300	0	22.35	3/2/2027	36,244	1,400,831	19,150	740,148
	15,200	0	17.65	3/2/2028

	8,100	2,700	14.15	3/5/2029

1.

Represents stock options awarded on March 2, 2017, March 2, 2018 and March 5, 2019 under the 2016 PIP. The stock options vest one-fourth on each of the first through fourth anniversaries of the grant date.

2.	The following table provides information with respect to the vesting of each NEO’s outstanding unvested RSUs over shares of Company common stock that are set forth in the above table.

Vesting Date	Daniel Leib	David Gardella	Craig Clay	Eric Johnson	Jennifer Reiners
3/2/2023	40,234	13,634	9,300	8,667	6,200
3/3/2023	33,566	10,833	9,699	7,666	5,166
3/3/2024	33,567	10,834	9,701	7,667	5,167
3/3/2025	14,534	4,867	4,867	3,234	2,267

3.

Also represents the earned and unvested portions of PSUs awarded on March 3, 2021 and March 3, 2022, described below, which have met certified performance targets and are payable at the end of the cumulative performance period with respect to each PSU grant, in the following amounts: Mr. Leib, 83,230 and 30,921; Mr. Gardella, 26,045 and 10,330; Mr. Clay, 21,023 and 10,330; Mr. Johnson, 19,373 and 6,875; and Ms. Reiners, 12,628 and 4,816. If employment terminates by reason of death or disability, the earned and unvested portion of the PSUs shall vest and become payable in full. If employment terminates other than for death or disability, the earned and unvested portion of the PSUs will be forfeited. NEO employment agreements and the Company’s Executive Severance Plan provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control for vesting information.

4.	Assumes a closing price per share of $38.65 on December 30, 2022, the last trading day of the fiscal year.

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EXECUTIVE COMPENSATION TABLES

5.

Represents unearned and unvested portions of PSUs awarded on March 3, 2021 and March 3, 2022, assuming target performance achievement in the following amounts: Mr. Leib, 58,000 and 66,450; Mr. Gardella, 18,150 and 22,200; Mr. Clay, 14,650 and 22,200; Mr. Johnson, 13,500 and 14,775; and Ms. Reiners, 8,800 and 10,350. The 2021 and 2022 PSUs are subject to performance targets based on achievement of software solutions sales (weighted 50%) and EBITDA margin (weighted 50%) goals measured in each of (1) for the 2021 PSUs, 2021, 2022, 2023 and cumulatively over the three year performance period beginning January 1, 2021 and ending December 31, 2023 (each weighted 25%) and (2) for the 2022 PSUs, 2022, 2023, 2024 and cumulatively over the three year performance period beginning January 1, 2022 and ending December 31, 2024 (each weighted 25%). The minimum performance level must be reached in order for the holder to be entitled to receive any shares. From 50% to 200% of the number of target PSUs granted may be earned depending upon performance versus specified target levels and are payable in shares of common stock of the Company upon vesting at the end of the cumulative performance period. All PSUs are forfeited if the performance target is not met. The earned and unvested portions of the PSUs previously meeting certified performance targets are subject to time-based vesting as set forth above and are reflected as stock units that have not vested in the table above. If employment terminates by reason of death or disability, a pro rata portion of the unearned and unvested portion of the shares of PSUs shall vest and become payable, based on the target performance with respect to the PSUs. If employment terminates other than for death or disability, the unearned and unvested portion of the PSUs will be forfeited. NEO employment agreements and the Company’s Executive Severance Plan provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control for vesting information.

6.	Assumes target performance achievement of the PSUs and a price per share of $38.65 on December 30, 2022, the last trading day of the fiscal year.

Option Exercises and Stock Vested Table

The following table shows information regarding the value of options exercised and restricted stock units and performance share units which vested during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Daniel Leib	N/A	N/A	254,162	9,175,041
David Gardella	N/A	N/A	85,951	3,103,345
Craig Clay	N/A	N/A	58,310	2,108,000
Eric Johnson	N/A	N/A	54,655	1,973,892
Jennifer Reiners	N/A	N/A	39,507	1,424,101

1.

Value realized on vesting of Company RSUs and PSUs is the fair market value on the date of vesting, based on the closing price of Company common stock as reported by the New York Stock Exchange. For PSUs vesting on December 31, 2022, reflects a price per share of Company common stock of $38.65 on December 30, 2022 (the last trading day of the fiscal year). The actual value realized is based on the closing price of Company common stock of $41.85 on March 3, 2023, the date the shares are actually delivered as follows: Mr. Leib, $6,972,043; Mr. Gardella, $2,362,516; Mr. Clay, $1,611,644; Mr. Johnson, $1,501,913; and Ms. Reiners, $1,074,415.

Pension Benefits

In connection with its spin-off from RRD, the Company adopted defined benefit pension plans for Donnelley Financial employees, or the Donnelley Financial Qualified Retirement Plans, that are substantially similar to those maintained by RRD (including with respect to being frozen for future benefit accruals), and assets and liabilities of Donnelley Financial allocated employees and former employees were transferred to, and assumed by, such Donnelley Financial pension plans in accordance with applicable law and as set forth in the employee matters section of the Separation and Distribution Agreement executed in connection with the spin-off.

Generally, effective December 31, 2011, RRD froze benefit accruals under all of its then existing Federal income tax qualified U.S. defined benefit pension plans, or collectively the RRD Qualified Retirement Plans, that were still open to accruals. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the RRD Qualified Retirement Plans. Thereafter, the RRD Qualified Retirement Plans were merged into one RRD Qualified Retirement Plan and generally no new participants will enter this plan. Before the RRD Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that

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EXECUTIVE COMPENSATION TABLES

generally included salary and annual cash bonus awards. The amount of annual earnings that may be considered in calculating benefits under a qualified pension plan is limited by law. The RRD Qualified Retirement Plan was funded entirely by RRD, and the Donnelley Financial Qualified Retirement Plan is funded entirely by the Company, with contributions made to a trust fund from which the benefits of participants are paid.

The U.S. Internal Revenue Code places limitations on pensions that can be accrued under tax qualified plans. Prior to being frozen, to the extent an employee’s pension would have accrued under one of the RRD Qualified Retirement Plans if it were not for such limitations, the additional benefits were accrued under an unfunded supplemental pension plan, or the RRD SERP or the Donnelley Financial SERP, as applicable. Prior to a change in control of the Company, the Donnelley Financial SERP is unfunded and provides for payments to be made out of the Company’s general assets. Because the RRD Qualified Retirement Plans and, therefore the subsequent Donnelley Financial Qualified Retirement Plans, were frozen as of December 31, 2011, generally no additional benefits will accrue under the Donnelley Financial Qualified Retirement Plans or the related Donnelley Financial SERP.

Some participants, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and surviving spouse or other named survivor. See Note 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under the Donnelley Financial Qualified Retirement Plan and the Donnelley Financial SERP set forth in the table below.

2022 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Daniel Leib	Pension Plan	7	99,813	—
	SERP	7	120,936	—
David Gardella	Pension Plan	20	67,177	—
	SERP	20	8,903	—
Craig Clay	Pension Plan	17	173,686	—
	SERP	17	81,628	—
Eric Johnson	Pension Plan	20	191,567	—
	SERP	20	63,730	—
Jennifer Reiners	Pension Plan	15	222,565	—
	SERP	15	15,679	—

1. The	number of years of credited service was frozen effective December 31, 2011, when benefit accruals at RRD were frozen.

Nonqualified Deferred Compensation

In connection with the spin-off from RRD, we adopted deferred compensation benefits for Company employees that are substantially similar to those maintained by RRD and assets and liabilities of Company allocated employees and the assets of certain former Donnelley Financial allocated employees were transferred to, and assumed by, such Company deferred compensation plans in accordance with applicable law and as set forth in the employee matters section of the Separation and Distribution Agreement. We determined not to offer eligible employees the opportunity to make deferrals for 2022 and will determine in our discretion whether to offer such deferral opportunities in later years. In addition, we maintain a number of now-frozen deferred compensation plans, which will remain frozen.

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EXECUTIVE COMPENSATION TABLES

The 2022 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 50% of base salary and 90% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Distributions generally are paid in a lump sum distribution on the latter of the first day of the year following the year in which the NEO’s employment with the Company terminates or the six-month anniversary of such termination unless the NEO elects that a distribution be made three years after a deferral under certain circumstances. service. If the separation from service is due to death or disability, the balance of the deferred compensation account is distributed within 60 days of the event.

2022 Nonqualified Deferred Compensation Table

Name	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)	Aggregate Earnings In Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)
Daniel Leib	—	—	(20,202)	—	75,783
David Gardella	—	—	—	—	—
Craig Clay	—	—	(125,874)	—	426,806
Eric Johnson	—	—	—	—	—
Jennifer Reiners	—	—	(58,483)	—	357,830

1.	Amounts in this column with respect to the Deferred Compensation Plan are not included in the 2022 Summary Compensation Table because the amounts do not reflect above-market earnings.

DFIN 2023 Proxy Statement	57

Potential Payments Upon Termination or Change in Control

This section describes the payments that would have been received by the NEOs upon termination of his or her employment at December 31, 2022. The amount of these payments would have depended upon the circumstances of their termination, which include termination by the Company without Cause, termination by Mr. Leib for Good Reason, other voluntary termination by the employee, death, disability, or termination without Cause or termination by the NEO for Good Reason following a Change in Control (each as defined in the applicable document) of the Company. Mr. Leib is party to an employment agreement (as amended by two side letters) with the Company and Mr. Gardella, Mr. Clay, Mr. Johnson and Ms. Reiners are subject to the Company’s Executive Severance Plan. The information in this section is based upon the employment arrangements as in effect as of December 31, 2022. This information is presented to illustrate the payments the NEOs would have received from the Company under the various termination scenarios. A description of the terms with respect to each of these types of terminations follows.

General Terms Under Mr. Leib’s Employment Agreement Or The Executive Severance Plan

Mr. Leib’s employment agreement and the Executive Severance Plan provide for payments of certain benefits, as described below, upon termination of employment both before and after a Change in Control (as defined in the 2016 PIP). The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of Mr. Leib under his employment agreement and each other NEO under the Executive Severance Plan is an understanding of the definition of ‘Cause’ and ‘Good Reason’ that is used in the agreement and the Executive Severance Plan, as applicable.

For purposes of Mr. Leib’s employment agreement and the Executive Severance Plan, we have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of the chief executive officer, chief operating officer or the Board, as applicable, committing an act materially injurious (monetarily or otherwise) to us or our subsidiaries, commission of a felony or other actions specified in the definition.

For purposes of Mr. Leib’s employment agreement and the Executive Severance Plan, an NEO is generally said to have Good Reason to terminate his or her employment (and thereby gain access to the benefits described below) if we assign the applicable NEO duties that represent a material diminution of his or her duties or responsibilities, reduce his or her compensation or generally require that any NEO’s principal office be located more than seventy-five miles from his or her primary work location of employment or, in the case of Mr. Leib, materially breach his employment agreement.

Under Mr. Leib’s employment agreement, a termination by the Company without Cause or by Mr. Leib for Good Reason are generally referred to as a “Qualifying Termination.” Under the Executive Severance Plan, for the NEOs (other than Mr. Leib) a “Qualifying Termination” is (i) outside of the period which is three months prior to or two years following a Change in Control (the CIC Termination Period), termination without Cause and (ii) during a CIC Termination Period, termination without Cause or termination by the NEO for Good Reason.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Leib’s employment agreement and the Executive Severance Plan require, as a precondition to the receipt of the benefits described below, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. Mr. Leib’s employment agreement and the Executive Severance Plan also include noncompete and nonsolicit provisions that would apply for a period of one to two years, as set forth therein, following the NEO’s termination of employment.

None of our NEOs are entitled to tax gross-ups upon any termination, including after a Change in Control.

The benefits to be provided to the NEO in each of those situations are described in the tables below, which assume that the termination had taken place on December 31, 2022.

Potential Payment Obligations Under Mr. Leib’s Employment Agreement or The Executive Severance Plan Upon Termination Of Employment Of An NEO Or Upon A Change In Control

The following tables set forth our payment obligations under Mr. Leib’s employment agreement and the Executive Severance Plan under the circumstances specified upon a termination of the employment of our NEOs or upon a Change in Control. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in Pension Benefits and Nonqualified Deferred Compensation.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination, termination after a Change in Control or after a Change in Control.

Disability or Death—All NEOs are entitled to pension benefits upon death or disability according to the terms of the Company’s pension plan. Mr. Leib’s employment agreement provides that in the event of disability or death, in addition to payments under the Company’s disability benefits plan or life insurance program, as applicable and each as available to all salaried employees, Mr. Leib is entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by the Company for his benefit. Pursuant to the terms of the Company’s AIP, each NEO is also entitled to his or her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid and as available to all salaried employees. Additionally, all unvested equity awards (other than unearned and unvested PSUs which unearned and unvested portions will vest pro rata) held by each NEO will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

Equity Acceleration—Pursuant to the terms of his employment agreement, for equity awards issued to Mr. Leib on or prior to December 31, 2019: (i) upon a Qualifying Termination, all outstanding time-based equity awards will immediately vest; (ii) upon a Qualifying Termination absent a Change in Control, performance-based equity will continue to vest and be paid after the end of the applicable performance period based on actual performance as though no Qualifying Termination had occurred; (iii) upon a Change in Control, unearned and unvested performance-based equity will be deemed earned at target performance level but will continue to be subject to time-based vesting in accordance with the original performance period and earned and unvested performance-based equity awards will continue to be subject to time-based vesting in accordance with the original performance period; and (iv) upon a Qualifying Termination during the CIC Termination Period, unearned and unvested performance-based equity will vest at target as of the date of the Qualifying Termination and earned and unvested performance-based equity will vest in full as of the date of the Qualifying Termination.

Pursuant to the terms of his employment agreement, for equity awards issued to Mr. Leib on or after January 1, 2020, and pursuant to the Executive Severance Plan (or the applicable award agreement), for equity awards issued to NEOs other than Mr. Leib, (i) upon Qualifying Termination other than during a CIC Termination Period (A) any unvested time-based equity award will immediately vest pro-rata, (B) any unearned and unvested performance-based equity award will continue to be earned and vest pro-rata based on actual performance and be paid in full after the end of the

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

applicable cumulative performance period and (C) any earned and unvested performance-based equity award will continue to vest and be paid in full after the end of the applicable cumulative performance period, (ii) upon a Change in Control, unearned and unvested performance-based equity will be deemed earned at target performance level but will continue to be subject to time-based vesting in accordance with the original cumulative performance period and earned but unvested performance-based equity will continue to be subject to time-based vesting in accordance with the original cumulative performance period and (iii) upon a Qualifying Termination during the CIC Termination Period, all unvested equity awards will vest in full.

In addition, upon a Qualifying Termination of Mr. Leib, any options that are or became exercisable upon such Qualifying Termination remain outstanding and exercisable for the full term of the option.

For all NEOs, any long-term incentive cash awards issued in lieu of, or in addition to, equity-based awards are subject to the same treatment as set forth above and all unvested equity awards are forfeited in the event of resignation other than for Good Reason, if applicable, or termination for Cause. Treatment of equity upon death or disability is discussed above in Disability or Death.

Value of accelerated equity is the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price on December 30, 2022 (the last trading day of the fiscal year) of $38.65.

Health Care Benefits—Mr. Leib’s employment agreement and the Executive Severance Plan generally provide that upon a Qualifying Termination, the Company will continue providing medical, dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination until the end date of an enumerated period following the NEO’s date of termination. For Mr. Leib, this period is 24 months; for all other NEOs, this period is 12 months absent a Change in Control and 18 months after a Change in Control, in each case after such resignation or termination. In the event of resignation other than for Good Reason, if applicable, or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in Disability or Death.

The tables below show estimates of the benefits potentially payable to each NEO, assuming that a termination or a Change in Control took place on December 31, 2022.

Mr. Leib, the Company’s President and Chief Executive Officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause ($)		Resignation for Other Than Good Reason or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause After Change in Control ($)		Change in Control ($)		Disability ($)		Death ($)

Cash:

Severance	3,588,000	(1)	0	4,485,000	(2)	0		—	(3)	—

Pro Rata Bonus	1,014,000	(4)	0	1,014,000	(4)	0		—	(5)	—	(5)

Equity/Cash Incentive Awards: (6)

RSUs	2,370,520	(7)	0	4,711,474	(8)	—	(9)	4,711,474	(10)	4,711,474	(10)

Options	393,838	(7)		393,838	(8)	—	(9)	393,838	(10)	393,838	(10)

PSUs	5,444,278	(11)	0	9,221,929	(12)	—	(13)	5,444,278	(14)	5,444,278	(14)

Benefits and Perquisites: 15

Supplemental Disability Insurance	—		—	—		—		1,300,005	[16]	—

Total:	12,810,636		0	19,826,240		0		11,849,594		10,549,589

1.	Mr. Leib is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

2.

Mr. Leib is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period, and a lump sum payment equal to .5x the sum of his base salary and target bonus, paid on the 60th day following termination.

3.	Mr. Leib is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

4.

Mr. Leib is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Mr. Leib is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.	Assumes a price per share of $38.65 on December 31, 2022 (the last trading day of the fiscal year).

7.

Under the terms of his employment agreement, all unvested time-based equity awards granted on or prior to December 31, 2019 will vest in full immediately upon a Qualifying Termination absent a Change in Control and all unvested time-based equity awards granted after December 31, 2019 will vest pro-rata immediately upon a Qualifying Termination absent a Change in Control.

8.	Under the terms of his employment agreement, all unvested time-based equity awards will vest in full immediately upon a Qualifying Termination during a CIC Termination Period.

9.	All unvested time-based equity awards remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards will immediately vest in full upon disability or death pursuant to the terms of the applicable award agreements.

11.

All unearned and unvested performance-based equity awards will continue to be earned and vest pro-rata based on actual performance and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred.

12.

Under the terms of his employment agreement, all unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during a CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period. Amount shown does not include the PSU award granted in March 2020 that vested on December 31, 2022.

13.

Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.

14.

Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata based upon target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.

15.	Except as disclosed, Mr. Leib receives the same benefits that are generally available to all salaried employees upon disability or death.

16.

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Leib in excess of the amount generally available to all salaried employees.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Gardella, the Company’s Chief Financial Officer, would be entitled to the following:

	Termination Without Cause ($)		Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause After Change in Control ($)		Change in Control ($)		Disability ($)		Death ($)

Cash:

Severance	900,000	(1)	0	1,350,000	(2)	0		—	(3)	—

Pro Rata Bonus	450,000	(4)	0	450,000	(4)	0		—	(5)	—	(5)

Equity/Cash Incentive Awards (6):

RSUs	785,986	(7)	0	1,552,493	(8)	—	(9)	1,552,493	(10)	1,552,493	(10)

Options	113,656	(7)		137,813	(8)	—	(9)	137,813	(10)	137,813	(10)

PSUs	1,734,999	(11)	0	2,965,421	(12)	—	(13)	1,734,999	(14)	1,734,999

Benefits and Perquisites: (16)

Post-Termination Health Care	20,555		0	30,832		0		—		—

Total:	4,005,195		0	6,486,599		0		3,425,304		3,425,304

1.

Mr. Gardella is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2.

Mr. Gardella is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3.	Mr. Gardella is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4.

Mr. Gardella is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Mr. Gardella is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.	Assumes a price per share of $38.65 on December 30, 2022 (the last trading day of the fiscal year).

7.	Under the terms of the Executive Severance Plan, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination absent a Change in Control.

8.	All unvested time-based equity awards will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

9.	All unvested time-based equity awards remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

11.

Under the terms of the Executive Severance Plan, all unearned and unvested performance-based equity awards will continue to be earned and vest pro-rata based on actual performance and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred.

12.

All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period under the terms of the Executive Severance Plan. Amount shown does not include the PSU award granted in March 2020 that vested on December 31, 2022.

13.

Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.

14.

Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata based upon target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.

15.	Except as disclosed, Mr. Gardella receives the same benefits that are generally available to all salaried employees upon disability or death.

62	DFIN 2023 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Clay, the Company’s President of Global Capital Markets, would be entitled to the following:

	Termination Without Cause ($)		Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause After Change in Control ($)		Change in Control ($)		Disability ($)		Death ($)

Cash:

Severance	900,000	(1)	0	1,350,000	(2)	0		—	(3)	—

Pro Rata Bonus	450,000	(4)	0	450,000	(4)	0		—	(5)	—	(5)

Equity/Cash Incentive Awards (6):

RSUs	607,694	(7)	0	1,297,365	(8)	—	(9)	1,297,365	(10)	1,297,365	(10)

Options	65,170	(7)		79,013	(8)	—	(9)	79,013	(10)	79,013	(10)

PSUs	1,495,794	(11)	0	2,636,046	(12)	—	(13)	1,495,794	(14)	1,495,794

Benefits and Perquisites: (16)

Post-Termination Health Care	19,270		0	28,905		0		—		—

Total:	3,537,927		0	5,841,328		0		2,872,171		2,872,171

1.

Mr. Clay is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2.

Mr. Clay is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3.	Mr. Clay is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4.

Mr. Clay is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Mr. Clay is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.	Assumes a price per share of $38.65 on December 30, 2022 (the last trading day of the fiscal year).

7.	Under the terms of the Executive Severance Plan, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination absent a Change in Control.

8.	All unvested time-based equity awards will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

9.	All unvested time-based equity awards remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

11.

Under the terms of the Executive Severance Plan, all unearned and unvested performance-based equity awards will continue to be earned and vest pro-rata based on actual performance and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred.

12.

All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period under the terms of the Executive Severance Plan. Amount shown does not include the PSU award granted in March 2020 that vested on December 31, 2022.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

13.

Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.

14.

Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata based upon target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.

15.	Except as disclosed, Mr. Clay receives the same benefits that are generally available to all salaried employees upon disability or death.

Mr. Johnson, the Company’s President of Global Investment Companies, would be entitled to the following:

	Termination Without Cause ($)		Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause After Change in Control ($)		Change in Control ($)		Disability ($)		Death ($)

Cash:

Severance	840,000	(1)	0	1,260,000	(2)	0		—	(3)	—

Pro Rata Bonus	420,000	(4)	0	420,000	(4)	0		—	(5)	—	(5)

Equity/Cash Incentive Awards (6):

RSUs	524,635	(7)	0	1,052,594	(8)	—	(9)	1,052,594	(10)	1,052,594	(10)

Options	65,107	(7)		79,013	(8)	—	(9)	79,013	(10)	79,013	(10)

PSUs	1,251,796	(11)	0	2,107,314	(12)	—	(13)	1,251,796	(14)	1,251,796	(14)

Benefits and Perquisites: (15)

Post-Termination Health Care	20,176		0	30,264		0		—		—

Total:	3,121,777		0	4,949,184		0		2,383,403		2,383,403

1.

Mr. Johnson is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2.

Mr. Johnson is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3.	Mr. Johnson is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4.

Mr. Johnson is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Mr. Johnson is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.	Assumes a price per share of $38.65 on December 30, 2022 (the last trading day of the fiscal year).

7.	Under the terms of the Executive Severance Plan, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination absent a Change in Control.

8.	All unvested time-based equity awards will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

9.	All unvested time-based equity awards remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

11.

Under the terms of the Executive Severance Plan, all unearned and unvested performance-based equity awards will continue to be earned and vest pro-rata based on actual performance and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred.

12.

All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period under the terms of the Executive Severance Plan. Amount shown does not include the PSU award granted in March 2020 that vested on December 31, 2022.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

13.

Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.

14.

Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata based upon target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.

15.	Except as disclosed, Mr. Johnson receives the same benefits that are generally available to all salaried employees upon disability or death.

Ms. Reiners, the Company’s general counsel, would be entitled to the following:

	Termination Without Cause ($)		Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause After Change in Control ($)		Change in Control ($)		Disability ($)		Death ($)

Cash:

Severance	688,500	(1)	0	1,032,750	(2)	0		—	(3)	—

Pro Rata Bonus	283,500	(4)	0	283,500	(4)	0		—	(5)	—	(5)

Equity/Cash Incentive Awards (6):

RSUs	365,127	(7)	0	726,620	(8)	—	(9)	726,620	(10)	726,620	(10)

Options	54,562	(7)		66,150	(8)	—	(9)	66,150	(10)	66,150	(10)

PSUs	831,980	(11)	0	1,414,358	(12)	—	(13)	831,980	(14)	831,980	(14)

Benefits and Perquisites: (15)	6,497			9,746

Post-Termination Health Care			0			0		—		—

Total:	2,230,165		0	3,533,124		0		1,624,750		1,624,750

1.

Ms. Reiners is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2.

Ms. Reiners is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3.	Ms. Reiners is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4.

Ms. Reiners is entitled to a lump sum payment equal to her pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Ms. Reiners is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.	Assumes a price per share of $38.65 on December 30, 2022 (the last trading day of the fiscal year).

7.	Under the terms of the Executive Severance Plan, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination absent a Change in Control.

8.	All unvested time-based equity awards will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

9.	All unvested time-based equity awards remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

11.

Under the terms of the Executive Severance Plan, all unearned and unvested performance-based equity awards will continue to be earned and vest pro-rata based on actual performance and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period as though no Qualifying Termination had occurred.

12.

All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period under the terms of the Executive Severance Plan. Amount shown does not include the PSU award granted in March 2020 that vested on December 31, 2022.

DFIN 2023 Proxy Statement	65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

13.

Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.

14.

Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata based upon target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.

15.	Except as disclosed, Ms. Reiners receives the same benefits that are generally available to all salaried employees upon disability or death.

66	DFIN 2023 Proxy Statement

2022 Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. Leib, the Company’s Chief Executive Officer, to the annual total compensation of the employee identified at median of our Company (other than our CEO), or the Pay Ratio Disclosure.

For 2022, our last completed fiscal year:

•	the annual total compensation of our median employee was $78,057;

•	the annual total compensation of our Chief Executive Officer was $7,539,057; and

•	Based on this information, for 2022, the estimated ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 97:1.

We used the same median employee in our pay ratio calculation in 2022 as we used in 2021. We believe this to be appropriate because there were no material changes in the make up of our employee population or our compensation arrangements in 2022 that would significantly impact our pay ratio disclosure or the identification of the median employee.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

DFIN 2023 Proxy Statement	67

PAY VERSUS PERFORMANCE

Pay Versus Performance
Pay Versus Performance: Compensation Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance metrics of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, refer to
Compensation Discussion and Analysis
section of this proxy statement. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realize
d by our NEO, inc
luding with respect to, PSUs, RSUs and stock options.
Refer t
o the
Executive Compensation Tables
section in this proxy statement for more information.
The following table sets forth the compensation for our principle executive officer (PEO) and the average compensation for our other NEO, each as reported in the Summary Compensation Table and with certain adjustments to reflect “compensation actually paid” (as defined by SEC rules). The table also provides information with respect to the Company’s cumulative total shareholder return (TSR), peer group cumulative TSR, Net Income, and the Company’s selected performance measures, Adjusted EBITDA.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Company- selected Measure: Adjusted EBITDA ($M)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

2022	$7,539,057	$3,414,864	$2,316,786	$1,420,354	$369.15	$133.50	$102.50	$218.3

2021	$7,636,211	$29,596,624	$2,352,859	$7,262,828	$450.24	$151.11	$145.90	$294.8

2020	$4,696,183	$8,974,586	$1,402,265	$2,242,220	$162.08	$111.42	$(25.90)	$173.4

(1)	The PEO Summary Compensation Table to “compensation actually paid” is reconciled in the following table in accordance with the SEC rules:

	2020	2021	2022

Summary Compensation Table Value	$4,696,183	$7,636,211	$7,539,057

Subtract Pension Value	($60,237)	$0	$0

Subtract grant date fair value of equity awards as reported in the Summary Compensation Table	($2,167,772)	($4,952,391)	($4,103,488)

Add Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$0	$0	$0

Add fair value of equity compensation granted and vested in current year—value on vesting date	$0	$0	$0

Add fair value of equity compensation granted in current year—value at end of year-end	$4,290,627	$9,526,994	$5,448,529

Add change as of the vesting date in fair value of awards from prior years that vested in the covered fiscal year	$467,993	$6,049,587	($4,223,365)

Add change in fair value of outstanding unvested awards from prior years that were outstanding as of the end of the covered fiscal year	$1,747,792	$11,336,222	($1,245,869)

Add dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$0	$0	$0

Compensation Actually Paid	$8,974,586	$29,596,624	$3,414,864

(2)	Daniel Leib was PEO for each of the years 2020, 2021 and 2022.

68	DFIN 2023 Proxy Statement

PAY VERSUS PERFORMANCE

(3)	The average non-PEO named executive officers Summary Compensation Table to compensation actually paid is reconciled in the following table in accordance with the SEC rules:

	2020	2021	2022

Summary Compensation Table Value	$1,402,265	$2,352,859	$2,316,786

Subtract Pension Value	($58,523)	$0	$0

Subtract grant date fair value of equity awards as reported in the Summary Compensation Table	($404,998)	($1,202,335)	($1,073,984)

Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$0	$0	$0

Add fair value of equity compensation granted and vested in current year—value on vesting date	$0	$82,495	$0

Add fair value of equity compensation granted in current year—value at end of year-end	$793,763	$2,264,488	$1,425,953

Add change as of the vesting date in fair value of awards from prior years that vested in the covered fiscal year	$117,890	$1,177,695	($954,095)

Add change in fair value of outstanding unvested awards from prior years that were outstanding as of the end of the covered fiscal year	$391,823	$2,587,627	($294,306)

Add dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$0	$0	$0

Compensation Actually Paid	$2,242,220	$7,262,828	$1,420,354

(4)	The following non-PEO named executives officers are included in the calculations above:

2022: David Gardella, Craig Clay, Eric Johnson, Jennifer Reiners

2021: David Gardella, Craig Clay, Eric Johnson, Jennifer Reiners

2020: Thomas Juhase, David Gardella, Jennifer Reiners, K ami Turn er

(5)
TSR is cumulative for the measurement periods beginning on December 31, 2019, and ending on December 31 of each of 2020, 2021, and 2022, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(6)	Represents cumulative TSR for the S&P Composite 1500 Diversified Financial Index (“Peer Group TSR”)
Pay Versus Performance: Most Important Measures
The following table sets forth an unranked list performance measures that we view as the “most important” financial performance measures that we use for linking compensation actually paid (as defined by SEC rules) to our NEO performance for the most recently completed fisc
al year.

Most Important Performance Measures

Non-GAAP Adjusted EBITDA

Software Sales/ Software Sales Growth

Non-GAAP EBITDA Margin

DFIN 2023 Proxy Statement	69

2022 PAY RATIO DISCLOSURE

Pay Versus Performance: Relationship Between Pay and Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the pay versus performance table provided above. The following graphics show PEO and average non-PEO NEO compensation actually paid (as defined by SEC rules) as compared to the Company’s cumulative TSR, peer group cumulative TSR, Net Income, and Non-GAAP Adjusted EBITDA, in each case for periods beginning on January 1, 2020, and ending on December 31 of each of 2020, 2021, and 2022, respectively.

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2022 PAY RATIO DISCLOSURE

DFIN 2023 Proxy Statement	71

Director Compensation

The Company’s Non-Employee Director Compensation Plan provides that annual compensation for non-employee directors consists of a cash retainer and an equity retainer. The Compensation Committee periodically reviews directors’ compensation and recommends changes as appropriate. Annual director compensation is paid as of the date of the annual meeting of stockholders, however, if any director joins the Board of Directors on a date other than the date of the annual meeting of stockholders, a pro-rata portion of each of the applicable cash retainer and equity retainer from the date joined to the next annual meeting date will be granted.

Cash Retainer

The base cash retainer paid in 2022 was equal to $80,000, and a director may also receive, as applicable, the following additional cash retainer amounts:

Chair of the Board	$50,000

Chair of the Audit Committee	$25,000

Chair of the Compensation Committee	$25,000

Chair of the Corporate Responsibility & Governance Committee	$20,000

In addition, any director serving on more than one committee shall also be entitled to an additional Cash Retainer of $5,000 for each additional committee service.

Equity Retainer

In 2022, the equity retainer was paid in the form of a grant of RSUs with a fair market value of $175,000. The Chairman of the Board will receive an additional equity retainer with a fair market value of $50,000. Fair market value is defined as the volume weighted average price of Company common stock for the 20 trading day period ending on the day prior to the Grant Date, as reported by the New York Stock Exchange. Each RSU will vest and be payable in full in the form of common stock on the first anniversary of the grant date, provided that the RSUs will vest and be payable in full on the earlier of the date a director ceases to be a director and a Change in Control (as defined in the applicable performance incentive plan) if prior to the first anniversary of the grant date. Directors may elect to defer payment of the RSU award until the date the Director ceases to be a Director of the Company. Dividend equivalents on the RSUs will be deferred and credited with interest quarterly (at the same rate as five-year U.S. government bonds) and paid out in cash at the same time the corresponding portion of the RSU award becomes payable.

Non-Employee Director Compensation

Directors who are our employees receive no additional fee for their service as a director. Non-employee directors receive compensation as described above.

72	DFIN 2023 Proxy Statement

DIRECTOR COMPENSATION

2022 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)

Luis Aguilar	100,000	174,158	0		274,158

Richard Crandall	130,000	223,913	8,296	(3)	362,209

Charles Drucker	80,000	174,158	0		254,158

Juliet Ellis	85,000	174,158	0		259,158

Gary Greenfield	110,000	174,158	0		284,158

Jeffrey Jacobowitz	80,000	174,158	0		254,158

Lois Martin	105,000	174,158	0		279,158

Chandar Pattabhiram	67,507	153,454	0		220,961

1.	The amounts shown in this column constitute the base cash retainer plus any additional cash retainer for serving as chairperson of the board or committees as set forth above under Cash Retainer.

2.

The amounts shown in this column constitute the restricted stock units granted under the Company’s Amended and Restated 2016 PIP as payment of the non-employee director equity retainer calculated as set forth above under Equity Retainer. Grant date fair value with respect to the RSUs is determined in accordance with ASC Topic 718. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. As of December 31, 2022, each director had outstanding RSUs in the aggregate amount of 6,178, except for Mr. Crandall who had an aggregate amount of RSUs of 46,813, which includes previously deferred RSUs payable upon leaving the Board and Mr. Pattabhiram who had an aggregate amount of 5,088. Pursuant to the Director Compensation Plan, each non-employee Director may elect to defer distribution of the restricted stock units until the Director leaves the Board of Directors. Messrs. Aguilar, Drucker, Greenfield and Jacobowitz and Mses. Ellis and Martin all elected to defer 100% of the 2022 restricted stock unit award.

3.	Includes interest accrued on dividend equivalents on RSUs credited to Mr. Crandall’s account.

Director Stock Ownership Requirements

Each non-employee director must own and retain the lesser of the number of shares of common stock with a dollar value of $440,000 or 19,000 shares of common stock or certain equivalents. Non-employee directors are required to achieve that ownership level within five years of being named or elected as a director and progress must be made on an annual basis until the guideline is met. Each director and nominee for director is currently in compliance with his or her common stock ownership requirements.

DFIN 2023 Proxy Statement	73

Certain Transactions

The Company has a written policy relating to the approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board, by a majority vote. Related persons include any of our directors, certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to or from the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year, all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the chairman of the Corporate Responsibility & Governance Committee of any related person transaction of which he or she becomes aware. During fiscal year 2022, there were ordinary course transactions between the Company and certain related entities, for instance the purchase of services by companies of which a director is an executive officer or owner. None of these transactions constituted a related-party transaction that required approval by the Corporate Responsibility & Governance Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2022 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met in a timely matter, other than a late filing of a Form 3 by Simcoe Capital Management, LLC that was required when their ownership increased to greater than ten percent due to a decreased number of shares outstanding.

74	DFIN 2023 Proxy Statement

Report of the Audit Committee

Management has the primary responsibility for preparing the Company’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal financial controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2022, as well as management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal controls over financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm all matters required to be discussed by PCAOB AS 1301 (Communications with Audit Committees), including its judgments as to the quality of the Company’s financial reporting.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The Audit Committee

Lois Martin, Chair

Gary Greenfield

Jeffrey Jacobowitz

DFIN 2023 Proxy Statement	75

The Company’s Independent Registered Public Accounting Firm

Fees

Audit Fees—Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2022 and 2021. Total fees paid to Deloitte for audit services rendered during 2022 were $1,783,000 and 2021 were $1,584,000.

Audit-Related Fees—Total fees paid to Deloitte for audit-related services rendered during 2022 were $588,000 and 2021 were $702,000. Audit-related fees in 2022 and in 2021 reflect fees charged for assurance and related services that are reasonably related to the performance of the audit of our financial statements and primarily included IT attestation services.

Tax Fees—No fees were paid to Deloitte for tax services rendered during 2022 or 2021.

All Other Fees—No other fees were paid to Deloitte for any other services rendered during 2022 or 2021.

Audit Committee Pre-Approval Policy—The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount, certain permitted audit and audit-related services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted amounts exceed the thresholds established by the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chair has the authority to approve any services outside of the specific pre-approved amounts and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided, as noted above, were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

76	DFIN 2023 Proxy Statement

Submitting Stockholder Proposals and Nominations for 2024 Annual Meeting

Any proposals that stockholders wish to present at the 2024 Annual Meeting must be received by December 7, 2023 in order to be considered for inclusion in the Company’s proxy materials. The 2024 Annual Meeting is currently scheduled to be held on May 15, 2024.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2024 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 90 to 120 days before May 17, 2024, the first anniversary of the 2023 Annual Meeting (January 18 to February 17, 2024). If the meeting date for the 2024 Annual Meeting is later scheduled to be on a day more than 30 days prior to or 30 days later than May 15, 2024, stockholders are allowed to submit a notice of nomination or proposal any time before the later of 1) 90 days before the meeting or 2) the tenth day following notice of the annual meeting.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, Donnelley Financial Solutions, Inc., 35 West Wacker Drive, Chicago, Illinois 60601.

Discretionary Voting of Proxies on Other Matters

The Company’s management does not currently intend to bring any proposals to the 2023 Annual Meeting other than the election of directors, the advisory vote to approve executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation, the ratification of the auditors, the proposal to approve the employee stock purchase plan and the proposal to amend the Amended and Restated Certificate of Incorporation. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Jennifer B. Reiners, Secretary

Chicago, Illinois, April XX, 2023

DFIN 2023 Proxy Statement	77

Appendix A

DONNELLEY FINANCIAL SOLUTIONS, INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

1.    GENERAL; PURPOSE.

(a)    The Plan provides a means by which Eligible Employees of the Company and of certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(b)    The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or as determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which might vary in their terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan to the extent the Offering is made under the 423 Component), and the Company will designate which Designated Company is participating in each separate Offering.

2.    DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan under Section 423 of the Code may be granted to Eligible Employees.

(b)    “Administrator” means the Committee; provided, however, that during any period in which a Committee is not then constituted, the Board may designate one or more persons as the Administrator.

(c)    “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Administrator may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)    “Applicable Law” means shall mean the Code and any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the New York Stock Exchange, Nasdaq Stock Market or the Financial Industry Regulatory Authority).

(e)    “Board” means the Board of Directors of the Company.

(f)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration from the Eligible Employee by the Company through merger, consolidation,

DFIN 2023 Proxy Statement	A-1

APPENDIX A

reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction (including the consummation of a Corporate Transaction), as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h)    “Committee” means the Compensation Committee of the Board or such equivalent committee as in effect from time to time. In the event that no such committee has been established by the Board or is then constituted, then the term “Committee,” as used herein, will mean the Board.

(i)    “Common Stock” means the common stock, $0.01 par value, of the Company.

(j)    “Company” means Donnelley Financial Solutions, Inc., a Delaware corporation.

(k)    “Compensation” means, unless otherwise determined by the Administrator, an Eligible Employee’s base pay, prior to salary reduction (such as pursuant to Sections 125, 132(f), 401(k) or 409A of the Code), plus bonus and commissions, not including payments for overtime, shift premium, long-term incentive compensation, vacation pay and other compensation received from the Company or its Affiliates and excluding relocation, expense reimbursements, tuition, taxable fringe benefits or other reimbursements and income realized as a result of participation in any plan of the Company or its Affiliates.

(l)    “Contributions” means the after-tax payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional after-tax payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions and, with respect to the 423 Component, only to the extent permitted by Section 423.

(m)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Administrator in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)    “Designated 423 Company” means the Company and any Related Corporation selected by the Administrator as participating in the 423 Component.

(o)    “Designated Company” means any Designated Non-423 Company or Designated 423 Company; provided, however, that with respect to a particular Offering, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component and vice-versa.

A-2	DFIN 2023 Proxy Statement

APPENDIX A

(p)    “Designated Non-423 Company” means any Related Corporation or Affiliate selected by the Administrator as participating in the Non-423 Component.

(q)    “Director” means a member of the Board.

(r)    “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing a particular Offering for eligibility to participate in that Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(s)    “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the 423 Component of the Plan.

(t)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Administrator, the closing sales price for such stock as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Administrator deems reliable. Unless otherwise provided by the Administrator, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)    If the Common Stock is not traded on any established stock exchange but is quoted on a national market or other quotation system, the Fair Market Value of a share of Common Stock will be the closing sales price on such date or, if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in such source as the Administrator deems reliable.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Administrator in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Administrator, in a manner that complies with Section 409A of the Code and, to the extent applicable, Treasury Regulation Section 1.423-2(g)(2).

(w)    “Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the New York Stock Exchange, the Nasdaq Stock Market and the Financial Industry Regulatory Authority).

(x)    “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan under Section 423 of the Code may be granted to Eligible Employees.

(y)    “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Administrator for that Offering.

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(z)    “Offering Date” means a date selected by the Administrator for an Offering to commence.

(aa)    “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(bb)    “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(cc)    “Plan” means this Donnelley Financial Solutions, Inc. 2023 Employee Stock Purchase Plan, as amended from time to time, including both its 423 Component and its Non-423 Component.

(dd)    “Purchase Date” means one or more dates during an Offering, as selected by the Administrator, on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(ee)    “Purchase Period” means one or more periods within an Offering as designated in the applicable Offering Document. An Offering may consist of one or more Purchase Periods, which are intended to be consecutive but not overlapping.

(ff)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(gg)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code, whether now in existence or subsequently established.

(hh)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ii)    “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(jj)    “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed is open for trading.

3.    ADMINISTRATION.

(a)    The Plan will be administered by the Administrator in accordance with this Section 3. Unless otherwise established by the Board or an authority subset thereof or in any charter of the Administrator, a majority of the members of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Committee’s Charter, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. .

(b)    The Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)    To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Companies, (B) which Related Corporations or Affiliates will be eligible to

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participate in the Plan as Designated Non-423 Companies, (C) which Affiliates or Related Corporations may be excluded from participation in the Plan, and (D) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii)    To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)    To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan under Section 423 of the Code with respect to the 423 Component.

(vi)    To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Administrator specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Company, do not have to comply with the requirements of Section 423 of the Code.

(c)    To the extent not prohibited by Applicable Law, the Administrator may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Administrator may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. The Committee will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)    All determinations, interpretations and constructions made by the Administrator in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)    Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 600,000 shares of Common Stock. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 4(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

(b)    If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)    The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or by public tender offer.

5.    GRANT OF PURCHASE RIGHTS; OFFERING.

The Administrator may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Administrator. Each Offering will be in such form and will contain such terms and conditions as the Administrator will

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deem appropriate, and with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under a particular Offering will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

6.    ELIGIBILITY.

(a)    Purchase Rights may be granted only to Employees of the Company or, as the Administrator may designate in accordance with Section 3(b), to Employees of a Related Corporation or an Affiliate. Except as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, the Related Corporation or the Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Administrator may (unless prohibited by Applicable Law) require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Administrator may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five (5) months per calendar year or such other criteria as the Administrator may determine consistent with Section 423 of the Code with respect to the 423 Component. The Administrator may also exclude from participation in the Plan, or in any Offering, (i) Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees, or (ii) Employees who are citizens or residents of a foreign jurisdiction and who meet the requirements of Treasury Regulation 1.423-2(e)(3).

(b)    No Employee will be eligible for the grant of any Purchase Rights under the 423 Component if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(b), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(c)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the 423 Component only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(d)    Subject to Section 6(a), Officers of the Company or of any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.

(e)    Any exclusion under this Section 6 will be applied in an identical manner to all Employees with respect to any Offering under the 423 Component, in accordance with Treasury Regulation Section 1.423-2(e). Notwithstanding anything in this Section 6 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

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7.    PURCHASE RIGHTS; PURCHASE PRICE.

(a)    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock as designated by the Administrator during the period that begins on the Offering Date (or such later date as the Administrator determines for a particular Offering) and ends on the Purchase Date(s) stated in the Offering, which date(s) will be no later than the end of the Offering.

(b)    The Administrator will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)    In connection with each Offering made under the Plan, the Administrator may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering; (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering; and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Administrator action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)    The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be specified by the Administrator prior to commencement of an Offering and, in the case of an Offering under the 423 Component, will not be less than the lesser of:

(i)    85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)    85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.    PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)    An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Administrator or a third party designated by the Administrator (each, an “Approved Designee”), within the time specified in the Offering, an enrollment form provided by the Company or the Approved Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Administrator or the maximum percentage of the Participant’s Compensation specified by the Administrator. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions (if any) from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering and to the extent permitted by Section 423 of the Code with respect to the 423 Component, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.

(b)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or the Approved Designee a withdrawal form provided by the Company or the Approved Designee. The Company may impose a deadline before a Purchase Date for a withdrawal. Upon such withdrawal, such Participant’s Purchase Right in the applicable Purchase Period of that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering

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will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6(a) with respect to the 423 Component or the other limitations set forth in this Plan, a Participant’s Contributions may be suspended by the Administrator at any time during an Offering. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of shares of Company Stock by reason of Section 423(b)(8) of the Code, Section 6(a) or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

(d)    Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period permitted by Applicable Law and specified in the Offering) or (ii) is otherwise no longer eligible to participate. The Company or the Approved Designee will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(e)    Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be considered to occur under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will be considered to remain under the Non-423 Component. Subject to applicable requirements under Section 423 of the Code, the Administrator may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(f)    During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

(g)    In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Company outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(h)    During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant except by will, the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 11.

(i)    Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

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9.    EXERCISE OF PURCHASE RIGHTS.

(a)    On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. As soon as administratively practicable after a Purchase Date, the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights will be recorded in the books of the Company (or its transfer agent). No fractional shares may be issued unless specifically permitted in the Offering.

(b)    Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on a Purchase Date other than the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Purchase Period of that Offering, unless such Participant withdraws from or is not eligible to participate in such next Purchase Period, in which case such amount will promptly be distributed to such Participant without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).

(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and, subject to Section 423 of the Code with respect to the 423 Component, the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date of an Offering, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights under that Offering will be exercised and all accumulated but unused Contributions with respect to that Offering will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

10.    COVENANTS OF THE COMPANY.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission, agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights under an Offering and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights under an Offering or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights under that Offering or the Plan in its entirety and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

11.    DESIGNATION OF BENEFICIARY.

(a)    The Administrator may, but is not obligated to, permit a Participant to file a written designation of a beneficiary who will receive any shares of Common Stock and/or refunded Contributions (e.g., in cash) from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Administrator may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form (including, in the Administrator’s discretion, in an

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electronic form) approved by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)    If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse or if no spouse is known to the Company, then to the estate of the Participants.

12.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)    In the event of a Capitalization Adjustment, the Administrator will appropriately and proportionately adjust (i) the maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the classes and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iii) the classes and number of securities that are the subject of the purchase limits under each ongoing Offering.

(b)    In the event of any of the transactions or events described in Section 12(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Corporate Transaction), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)    To provide for either (A) termination of any outstanding Purchase Right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Purchase Right had such right been currently exercisable or (B) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(ii)    To provide that the outstanding Purchase Rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(iv)    To provide that Participants’ accumulated Contributions may be used to purchase shares of Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering(s) shall be terminated; and

(v)    To provide that all outstanding Purchase Rights shall terminate without being exercised.

(c)    In the event of a Corporate Transaction, then (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Administrator) prior to the

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Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase. If Purchase Rights are assumed, continued or substituted for, the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) shall determine whether it is intended that the replacement for Purchase Rights under the 423 Component of the Plan will satisfy the requirements under Section 423 of the Code.

(d)    With respect to the 423 Component, the Administrator will make all adjustments pursuant to this Section 12 in accordance with Section 423 of the Code unless it determines to cease compliance with Section 423 of the Code, and its determination(s) and adjustments will be final, binding and conclusive.

(e)    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to outstanding Purchase Rights under the Plan or the purchase price with respect to any outstanding rights.

13.    AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Committee may amend, modify or revise the Plan at any time in any respect the Committee deems necessary or advisable. However, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law and has not already been provided consistent therewith.

(b)    The Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. The balance in each Participant’s account will be refunded as soon as administratively practicable after the termination of the Plan (without any interest thereon).

(c)    Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted; (ii) as the Committee deems necessary or advisable to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date the Plan is adopted; or (iii) as the Committee deems necessary or advisable to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Committee may amend outstanding Purchase Rights without a Participant’s consent if the Committee deems that such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Committee will be entitled to (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering as the Committee deems necessary or advisable to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Committee determines in its sole discretion to be advisable that are consistent with the Plan. The actions of the Committee pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

DFIN 2023 Proxy Statement	A-11

APPENDIX A

(d)    In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to (i) altering the purchase price for any Offering including an Offering underway at the time of the change in purchase price; (ii) shortening any Offering so that the Offering ends on a new Purchase Date, including an Offering underway at the time of the Committee action; and (iii) allocating shares of Common Stock. Such modifications or amendments shall not require stockholder approval or the consent of any Participant and with respect to the 423 Component the Committee may, but is not required to, make such modifications or adjustments in compliance with Section 423 of the Code.

14.    TAX QUALIFICATION; TAX WITHHOLDING.

(a)    Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special, or to avoid unfavorable, tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b)    Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Administrator’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by any combination of the following, as determined by the Administrator, (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation, (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, (iii) payment by cash, check or wire transfer from the Participant on or prior to a Purchase Date, or (iv) any other method deemed acceptable by the Administrator. The Administrator shall not be required to issue any shares of Common Stock under the Plan until such withholding obligations are satisfied.

(c)    The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to permit the 423 Component to be so exempt from Section 409A of the Code. Notwithstanding the foregoing, the Company, the Administrator, the Board, the Committee and the members thereof shall have no liability to a Participant or any other person if the option under the Plan that is intended to be compliant with Section 423 of the Code is not so compliant or for any action taken by the Administrator, Board or Committee with respect thereto.

(d)    The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under Non-423 Component of the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Non-423 Component of the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or the Administrator may take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under Non-423 Component of the Plan from, or to allow any such options to comply with, Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company, the Administrator, the Board, the Committee and the members thereof shall have no liability to a Participant or any other person if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator, Board or Committee with respect thereto.

A-12	DFIN 2023 Proxy Statement

APPENDIX A

15.    EFFECTIVE DATE OF PLAN.

The Plan will become effective on the date of the annual meeting of stockholders of the Company held in 2023, provided that this Plan is approved by the Company’s stockholders at such meeting and has previously or concurrently been approved by the Board. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or, if required under Section 13(a) above, materially amended) by the Board.

16.    MISCELLANEOUS PROVISIONS.

(a)    A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 11, a right under the Plan may not be exercised to any extent except by the Participant. Neither the Company nor the Administrator shall recognize, or be under any duty to recognize, any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

(b)    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(c)    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(d)    All notices or other communications by a Participant to the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

(e)    Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of Contributions, the purchase price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

(f)    To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering in order to be a valid election.

(g)    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in any Offering will in any way alter the at-will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.

(h)    Except to the extent that U.S. federal law applies, the provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules. The titles and headings of the sections and subsections of the Plan are for convenience of reference only and are not intended to affect the meaning or interpretation of the Plan. Wherever used in the Plan, the masculine will be deemed to include the feminine and the neuter and the singular will be deemed to include the plural, unless the context clearly indicates otherwise.

(i)    Any action or litigation arising out of or relating to the Plan or an Offering must be commenced and prosecuted in a Delaware state court or a federal court in the state of Delaware. A Participant (and any beneficiary thereof) is deemed to have consented and submitted to the personal jurisdiction over them of any such federal or state court in respect of any such action or litigation, and also to have consented to service of process upon them with respect to any such action or litigation by registered mail, return receipt requested, and by any other means permitted by rule or law.

DFIN 2023 Proxy Statement	A-13

APPENDIX A

(j)    If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(k)    If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

(l)    Subject to special terms applicable to Participants who are citizens or residents of a foreign jurisdiction or who are employed by a Designated Company outside of the United States (in each case, as established pursuant to Section 8(g)), all Eligible Employees who are granted rights under the 423 Component of the Plan will have equal rights and privileges under a particular Offering so that the Plan qualifies as an “employee stock purchase plan” under Section 423 of the Code. Subject to any such special terms, any provision of the 423 Component of the Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

(m)    Each Participant shall, if requested by the Company, give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the 423 Component of the Plan if such disposition or transfer is made (i) within two years from the enrollment date of the Offering in which the shares were purchased or (ii) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

(n)    To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any designation, subscription agreement, form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering in order to be a valid election.

(o)    The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(p)    By electing to participate in an Offering, a Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and any agreements hereunder will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and any agreements hereunder will be deemed amended as necessary to conform to Applicable Laws.

A-14	DFIN 2023 Proxy Statement

Appendix B

AMENDMENT NO. 1 TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DONNELLEY FINANCIAL SOLUTIONS, INC.

The text of Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

SEVENTH. To the fullest extent permitted by the Delaware General Corporation Law, Aa director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation.~~except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.~~ If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. No amendment, modification or repeal of this Article SEVENTH, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall adversely affect any right or protection of a director that exists at the time of such amendment, modification, repeal or adoption.

DFIN 2023 Proxy Statement	B-1

Appendix C

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(in millions)

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021
Net cash provided by operating activities	$150.2	$180.0
Less: capital expenditures	54.2	42.3

Free cash flow	$96.0	$137.7

Reconciliation of Total Debt to Non-GAAP Net Debt

(in millions)

	December 31, 2022	December 31, 2021	September 30, 2016
Total Debt	$169.2	$124.0	$636.5
Cash	34.2	54.5	53.0

Non-GAAP Net Debt (defined as total debt less cash)	$135.0	$69.5	$583.5
Non-GAAP Adjusted EBITDA for the twelve months ended	$218.3	$294.8	N/M	(1)
Non-GAAP Net Leverage (defined as Non-GAAP Net Debt divided by Non-GAAP Adjusted EBITDA)	0.6x	0.2x	N/M	(1)

(1)

Non-GAAP Adjusted EBITDA for the twelve months ended September 30, 2016 is not meaningful, as the financial results for that period were prepared on a carve-out basis and do not account for differences in allocation costs and dis-synergies associated with becoming a standalone company.

Reconciliation of GAAP Net Earnings to

Non-GAAP Adjusted EBITDA

(in millions)

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021
GAAP net earnings	$102.5	$145.9
Adjustments
Restructuring, impairment and other charges, net	7.7	13.6
Share-based compensation expense	19.3	19.5
Accelerated rent expense	0.8	—
Loss on sale of a business	0.7	—
Disposition-related expenses	0.1	—
Non-income tax, net	(0.9)	(1.6)
COVID-19 related recoveries	(0.5)	(1.0)
Gain on equity investments, net	(0.5)	(0.4)
Gain on sale of long-lived assets, net	(0.2)	(0.7)
LSC multiemployer pension plans obligation	—	5.4
Depreciation and amortization	46.3	40.3
Interest expense, net	9.2	26.6
Investment and other income, net	(3.0)	(4.7)
Income tax expense	36.8	51.9

Total Non-GAAP adjustments	115.8	148.9

Non-GAAP Adjusted EBITDA	$218.3	$294.8

DFIN 2023 Proxy Statement	C-1

The right solutions in

moments that matter

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/DFIN
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote
PHONE Call 1-866-509-1046
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/DFIN

Donnelley Financial Solutions, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 20, 2023

TIME:	Wednesday, May 17, 2023 1:30 PM, Central Time

PLACE:	Annual meeting to be held live via the Internet - please visit

www.proxydocs.com/DFIN for more details and to attend

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David A. Gardella and Jennifer B. Reiners (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Donnelley Financial Solutions, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Donnelley Financial Solutions, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

 FOR ON PROPOSALS 1, 2, 4, 5 AND 6

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To elect the nominees identified in this proxy statement for a one-year term as directors
		FOR	AGAINST	ABSTAIN
	1.01 Luis A. Aguilar	☐	☐	☐		FOR

	1.02 Richard L. Crandall	☐	☐	☐		FOR

	1.03 Charles D. Drucker	☐	☐	☐		FOR

	1.04 Juliet S. Ellis	☐	☐	☐		FOR

	1.05 Gary G. Greenfield	☐	☐	☐		FOR

	1.06 Jeffrey Jacobowitz	☐	☐	☐		FOR

	1.07 Daniel N. Leib	☐	☐	☐		FOR

	1.08 Lois M. Martin	☐	☐	☐		FOR

	1.09 Chandar Pattabhiram	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the Company’s executive compensation	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
3.	To approve, on an advisory basis, the Company’s frequency of executive compensation vote	☐	☐	☐	☐	1 YEAR

		FOR	AGAINST	ABSTAIN
4.	To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm	☐	☐	☐		FOR

5.	To approve the proposed Employee Stock Purchase Plan	☐	☐	☐		FOR

6.	To approve the proposed amendment of the Company’s Amended and Restated Certificate of Incorporation to permit exculpation of officers	☐	☐	☐		FOR

7.	To conduct any other business if properly raised

You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/DFIN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date